                                                                      EXHIBIT 35


                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                      NATIONWIDE MUTUAL INSURANCE COMPANY

                   NATIONWIDE GROUP ACQUISITION CORPORATION

                                      and

                              ALLIED GROUP, INC.

                           Dated as of June 3, 1998


                                TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
ARTICLE I          THE OFFER.................................................................2
        Section 1.1  The Offer...............................................................2
        Section 1.2  Allied Actions..........................................................4
        Section 1.3  Directors...............................................................6

ARTICLE II         THE MERGER................................................................7
        Section 2.1  The Merger..............................................................7
        Section 2.2  Closing.................................................................7
        Section 2.3  Effective Time..........................................................8
        Section 2.4  Articles of Incorporation and By-Laws of the Surviving Corporation......8
        Section 2.5  Board of Directors and Officers.........................................9
        Section 2.6  Effect of Merger on Sub Capital Stock...................................9
        Section 2.7  Conversion of Allied Stock..............................................9
        Section 2.8  Exchange of Certificates and Related Matters...........................10
        Section 2.9  Dissenting Shares......................................................12
        Section 2.10  Adjustments to Prevent Dilution.......................................13
        Section 2.11  Allied Employee Stock Options, Restricted Stock, etc..................13

ARTICLE III        ADDITIONAL AGREEMENTS....................................................14
        Section 3.1  Preparation of Proxy Statement; Information Supplied...................14
        Section 3.2  Meeting of Shareholders................................................14
        Section 3.3  Filings; Other Action..................................................15

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF ALLIED.................................16
        Section 4.1  Organization and Qualification.........................................16
        Section 4.2  Capitalization of Allied...............................................17
        Section 4.3  Subsidiaries...........................................................17
        Section 4.4  Authority Relative to this Agreement...................................18
        Section 4.5  No Violation; Governmental Filings.....................................19
        Section 4.6  SAP Statements.........................................................20
        Section 4.7  [Intentionally left blank.]............................................22
        Section 4.8  Reserves...............................................................22
        Section 4.9  SEC Documents..........................................................22
        Section 4.10  Absence of Certain Changes or Events..................................23
        Section 4.11  No Undisclosed Liabilities............................................23
        Section 4.12  Takeover Statutes.....................................................23
        Section 4.13  Compliance with Law...................................................24
        Section 4.14  Assets................................................................24
        Section 4.15  Environmental Matters.................................................25
        Section 4.16  Contracts.............................................................26
        Section 4.17  [Intentionally Left Blank]............................................27
        Section 4.18  Taxes and Tax Returns.................................................27
        Section 4.19  Benefit Plans.........................................................28
        Section 4.20  Labor Relations and Employment........................................31
        Section 4.21  Intellectual Property.................................................31
        Section 4.22  Transactions with Affiliates..........................................32

        Section 4.23  Voting Requirements...................................................32
        Section 4.24  Investment Company....................................................32

ARTICLE V          REPRESENTATIONS AND WARRANTIES OF NATIONWIDE
                   AND SUB..................................................................33
        Section 5.1  Organization and Qualification.........................................33
        Section 5.2  Authority Relative to this Agreement...................................33
        Section 5.3  No Violation...........................................................34
        Section 5.4  Litigation.............................................................35
        Section 5.5  Financial Ability to Perform...........................................35

ARTICLE VI         CERTAIN COVENANTS........................................................35
        Section 6.1  Allied Conduct of Business Pending the Merger..........................35
        Section 6.2  Disposition of Litigation..............................................38
        Section 6.3  Reasonable Best Efforts................................................38
        Section 6.4  Intentionally Left Blank...............................................38
        Section 6.5  Access and Information.................................................39
        Section 6.6  Notice of Proceedings..................................................40
        Section 6.7  Notification of Certain Other Matters..................................40
        Section 6.8  Indemnification........................................................41
        Section 6.9  [Intentionally Omitted.]...............................................43
        Section 6.10  Acquisition Proposals.................................................43
        Section 6.11  Maintenance of Benefits...............................................44

ARTICLE VII        CONDITIONS...............................................................45
        Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.............45

ARTICLE VIII       TERMINATION..............................................................46
        Section 8.1  Termination............................................................46
        Section 8.2  Effect of Termination..................................................47

ARTICLE IX         MISCELLANEOUS............................................................48
        Section 9.1  Survival of Representations and Warranties.............................48
        Section 9.2  Fees and Expenses......................................................48
        Section 9.3  Notices................................................................48
        Section 9.4  Amendments.............................................................49
        Section 9.5  No Waiver..............................................................49
        Section 9.6  Brokers................................................................50
        Section 9.7  Publicity..............................................................50
        Section 9.8  Headings...............................................................51
        Section 9.9  Nonassignability.......................................................51
        Section 9.10  Beneficiaries.........................................................51
        Section 9.11  Duplicates; Counterparts..............................................51
        Section 9.12  Governing Law; Jurisdiction...........................................51
        Section 9.13  Entire Agreement......................................................51
        Section 9.14  Severability..........................................................52
        Section 9.15  Specific Performance..................................................52
        Section 9.16  Survival of Certain Covenants.........................................52
        Section 9.17  Counting..............................................................52
        Section 10.1  Definitions...........................................................52

                                   EXHIBITS


Exhibit A           Conditions of the Offer

Exhibit B           Shareholder Agreement

                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER dated as of June 3, 1998 by and among NATIONWIDE MUTUAL INSURANCE COMPANY, an Ohio mutual insurance company ("Nationwide"), NATIONWIDE GROUP ACQUISITION CORPORATION, an Ohio corporation and a wholly-owned subsidiary of Nationwide ("Sub") and ALLIED GROUP, INC., an Iowa corporation ("Allied") (hereinafter sometimes collectively referred to as the "parties").

     WHEREAS, Sub has outstanding an offer (the "Existing Offer," and as amended, the "Offer") to purchase all of the outstanding shares of common stock, no par value, of Allied (the "Common Shares"), at a purchase price of $47 per Common Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 19, 1998, and in the related letter of transmittal;

     WHEREAS, in consideration of Allied's entering into this Agreement, Nationwide is willing to cause Sub to increase the price to be paid pursuant to the Offer to $48.25 per Common Share, net to the seller in cash, without interest thereon (such amount being hereinafter referred to as the "Offer Price");

     WHEREAS, the Board of Directors of Allied has (i) determined that the consideration to be paid for each Common Share in the Offer and in the Merger (as defined below) is fair to and in the best interests of the shareholders of Allied, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend acceptance of the Offer and the Merger and approval of this Agreement by such shareholders; and

     WHEREAS, the Boards of Directors of Sub and Nationwide, as sole stockholder of Sub, have each approved the merger (the "Merger") of Sub with Allied in accordance with applicable law upon the terms and subject to the conditions set forth herein.

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to Nationwide to enter into this Agreement, Nationwide, Sub and Allied Mutual Insurance Company ("Allied Mutual") are entering into a Shareholder Agreement (the "Shareholder

Agreement"), attached hereto as Exhibit B, pursuant to which Allied Mutual has, among other things, agreed to grant an irrevocable proxy to Nationwide's designees providing (1) for the vote of all of the outstanding shares of 6-3/4% Series Preferred Stock, no par value, of Allied (the "Preferred Shares") and all of the Common Shares owned by Allied Mutual in favor of the Merger and the tender of all the Common Shares owned by Allied Mutual pursuant to the Offer and
(2) for the vote of all such securities against any "Alternative Transaction" or "Frustrating Transaction" (as such terms are defined in the Shareholder Agreement); and the Shareholder Agreement has been approved by the Board of Directors of Allied; and

     WHEREAS, Nationwide, Sub and Allied desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Nationwide, Sub and Allied hereby agree as follows:


                                   ARTICLE I
                                   THE OFFER

     Section 1.1  The Offer.
                  ---------

     (a) Sub shall amend the Offer as soon as practicable after the date hereof to (i) increase the purchase price offered to the Offer Price, (ii) modify the conditions of the Offer to conform to the conditions or events set forth in Exhibit A hereto (the "Offer Conditions") and no others and (iii) to make such other amendments as are required to conform the Offer to this Agreement, it being understood that except for the foregoing amendments or as otherwise provided herein, the Offer shall be on the same terms and conditions as the Existing Offer. The obligation of Sub to, and of Nationwide to cause Sub to, accept for payment, and pay for, any Common Shares tendered pursuant to the Offer shall be subject to the Offer Conditions (any of which may be waived in whole or in part by Sub in its sole discretion, provided that, without the consent of Allied, Sub shall not waive the Minimum Condition or the Insurance Regulatory

Condition (as such terms are defined in Exhibit A) and to the terms and conditions of this Agreement. Without the consent of Allied, Sub shall not (i) reduce the number of Common Shares sought in the Offer, (ii) reduce the Offer Price, (iii) change or add to the Offer Conditions, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer or (vi) amend any other term of the Offer in any manner adverse to the holders of the Common Shares. Notwithstanding the foregoing, Sub may, without the consent of Allied, (A) extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived,
(B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer and (C) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 Business Days (for all such extensions pursuant to this clause (C)) beyond the latest expiration date that would otherwise be permitted under clause (A) or (B) of this sentence. So long as this Agreement is in effect and the Offer Conditions have not been satisfied or waived, Sub shall, and Nationwide shall cause Sub to, cause the Offer not to expire. Subject to the terms and conditions of the Offer and this Agreement, Sub shall, and Nationwide shall cause Sub to, accept for payment, and pay for, all Common Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

     (b) As soon as reasonably practicable after the date hereof, Sub shall amend its Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer that was originally filed with the SEC on May 19, 1998, and shall file such amendment with the SEC. The Schedule 14D-1 will contain a supplement to the Offer to Purchase dated May 19, 1998, and a revised form of the related letter of transmittal (which Schedule 14D-1, Offer to Purchase and other documents, as amended and supplemented, together with any further amendments or supplements thereto, are referred to herein collectively as the "Offer Documents"), which shall be mailed to the holders of Common Shares. Nationwide and Sub represent and agree that the Offer Documents complied (and, as amended from time to time, shall comply) in all material respects with the Exchange Act and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to Allied's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by Nationwide or Sub with respect to information supplied by Allied or any of its shareholders specifically for inclusion or incorporation by reference in the Offer Documents. Nationwide, Sub and Allied each agrees promptly to correct any information provided by it for use in the Offer Documents that shall have become false or misleading in any material respect, and Nationwide and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Common Shares, in each case as and to the extent required by applicable federal securities laws. Allied and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-1 prior to its filing with the SEC or dissemination to shareholders of Allied. Nationwide and Sub agree to provide Allied and its counsel with copies of any comments Nationwide, Sub or their counsel may receive from the SEC or its staff with respect to the Schedule 14D-1 promptly after the receipt of such comments.

     (c) Nationwide shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, any Common Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

     Section 1.2  Allied Actions.
                  --------------

     (a) Allied hereby approves of and consents to the Offer and represents that the Board of Directors of Allied, at a meeting duly called and held, duly and unanimously adopted resolutions adopting this Agreement, approving the Shareholder Agreement, approving the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, Allied's shareholders, recommending that Allied's shareholders accept the Offer, tender their shares pursuant to the Offer and approve this Agreement (if required) and approving the acquisition of Common Shares by Sub pursuant to the Offer and the other transactions contemplated by this Agreement. Allied has been advised by each of its directors and executive officers that each such person intends to tender all Common Shares owned by such person pursuant to the Offer.

     (b) On June 2, 1998, Allied filed with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the Existing Offer (such Schedule 14D-9 as amended from time to time, the "Schedule 14D-9"). Simultaneously with the filing of the amendment to the Schedule 14D-1 by Nationwide and Sub, Allied shall file with the SEC an amendment to the Schedule 14D-9 which contains the recommendation described in Section 1.2(a) and shall mail the Schedule 14D-9 as so amended to the shareholders of Allied. Allied agrees that the Schedule 14D-9 shall comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to Allied's shareholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no covenant is made by Allied with respect to information supplied by Nationwide or Sub specifically for inclusion in the Schedule 14D-9. Each of Allied, Nationwide and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and Allied further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Allied shareholders, in each case as and to the extent required by applicable federal securities laws. Nationwide and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to shareholders of Allied. Allied agrees to provide Nationwide and its counsel any comments Allied or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments.

     (c) In connection with the Offer and the Merger and promptly following the execution of this Agreement, Allied shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Common Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of shareholders, security position listings and computer files and all other information in Allied's possession or control regarding the beneficial owners of Common Shares, and shall furnish to Sub such information and assistance (including updated lists of shareholders, security position listings and computer files) as Nationwide may reasonably request in communicating the Offer and any and all amendment thereto to Allied's shareholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Nationwide and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver, and will use their reasonable efforts to cause their agents to deliver, to Allied all copies and any extracts or summaries from such information then in their possession or control.

     Section 1.3  Directors.  Promptly upon the acceptance for payment of Common
                  ---------
Shares by Sub pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of (i) Allied as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and Allied shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors and (ii) each Subsidiary of Allied and each committee of the Board of Directors of Allied and each such Subsidiary as will give Sub a majority of such directors or committee, and Allied shall, at such time, cause Sub's designees to be so elected. In the event that Sub's designees are elected to the Board of Directors of Allied, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of this Agreement and who are not officers of Allied (the "Independent Directors"); provided that, in such event, if the number of
                          --------
Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or Affiliates of Allied or any of its Subsidiaries, or officers or Affiliates of Nationwide or any of its Subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement.

     Subject to applicable law, Allied shall take all action requested by Nationwide necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and Allied agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to Allied on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, Allied will promptly, at the option of Nationwide, either increase the size of Allied's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to Allied's Board of Directors as provided above.

     Following the election or appointment of Sub's designees pursuant to this
Section 1.3 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by Allied to (i) amend or terminate this Agreement by Allied, (ii) exercise or waive any of Allied's rights or remedies under this Agreement or (iii) extend the time for performance of Nationwide's and Sub's respective obligations under this Agreement.

                              ARTICLE II
                              THE MERGER

     Section 2.1 The Merger.  Upon the terms of this Agreement and subject to
                 ----------
the satisfaction of the conditions set forth herein, at the Effective Time Sub shall be merged with and into Allied in accordance with the applicable provisions of the Laws of the States of Ohio and Iowa and the separate corporate existence of Sub shall thereupon cease, and Allied, which shall be the surviving company (hereinafter sometimes referred to as the "Surviving Corporation"), shall continue its corporate existence under the Laws of the State of Iowa under the name "Allied Group, Inc." From and after the Effective Time, the Surviving Corporation shall possess all the assets and other rights, privileges, immunities, powers and purposes of each of Sub and Allied and shall be liable for all of the Liabilities of the Sub and Allied, all to the full extent provided in Section 1701.82 of the General Corporation Law of the State of Ohio (the "OGCL") and Section 490.1106 of the Iowa Business Corporation Act ("IBCA").

     Section 2.2  Closing.  Unless this Agreement shall have been terminated and
                  -------
the transactions herein contemplated shall have been abandoned pursuant to
Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, the closing of the Merger (the "Closing") will take place at 9:00 a.m. on the second business day following the date on which the last of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of Holleb & Coff, 55 E. Monroe Street, Chicago, Illinois 60603, unless another date, time or place is agreed to in writing by the parties hereto.

     Section 2.3  Effective Time.  As soon as is practicable following the
                  --------------
execution of this Agreement, the parties shall cause this Agreement to be provided to the Ohio Superintendent in accordance with, and in such form as required by, Section 3925.08(D)(2) of the Ohio Insurance Law and the regulations promulgated thereunder, to the Iowa Commissioner in accordance with Section 521A.3 of the Iowa Insurance Law and the regulations promulgated thereunder and the Iowa Attorney General in accordance with Section 521.12 of the Iowa Insurance Law, and to the Arizona Director in accordance with Sections 20-481.02 of the Arizona Insurance Law, in each case together with all other documents as may be required by applicable Law. Subject to the conditions set forth in
Article VII of this Agreement, the Merger shall become effective (the "Effective Time") upon the last to occur of (a) the filing of the Certificate of Merger with the Ohio Secretary of State, (b) the filing of the Articles of Merger as required by Iowa law and (c) such later time as the parties designate in such filings; provided, however, the Effective Time shall not be more than one year
         --------  -------
from the date of approval of the Merger by the Ohio Superintendent or 31 days after the filing and recording of the Articles of Merger as described herein. Upon the terms and subject to the conditions of this Agreement, the parties hereto will use reasonable best efforts to assure that the filings contemplated hereby are made, and the Effective Time occurs, as soon as is practicable.

     Section 2.4  Articles of Incorporation and By-Laws of the Surviving
                  ------------------------------------------------------
Corporation.  Following the Effective Time, the Articles of Incorporation of
-----------
Allied, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Law. The Amended and Restated Code of By-Laws of Allied, as in effect immediately prior to the Effective Time, shall be the Amended and Restated Code of By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by Law.

     Section 2.5  Board of Directors and Officers.  The directors of Sub
                  -------------------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, each of such directors to hold office, subject to the applicable provisions of the Articles of Incorporation and Code of By-Laws of the Surviving Corporation, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal. The officers of Allied immediately prior to the Effective Time shall be the officers of the Surviving Corporation at and immediately following the Effective Time, each of such officers to hold their respective offices, subject to the applicable provisions of the Articles of Incorporation and Code of By-Laws of the Surviving Corporation, until his or her successor is duly elected and qualified, or his or her earlier death, resignation or removal.

     Section 2.6  Effect of Merger on Sub Capital Stock.  Each share of capital
                  -------------------------------------
stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

     Section 2.7  Conversion of Allied Stock.
                  --------------------------
     (a) Outstanding Common Stock.  Subject to the other provisions of this
         ------------------------
Section 2.7, each Common Share issued and outstanding immediately prior to the Effective Time (other than shares owned by Nationwide or Sub, shares held as treasury shares by Allied and Dissenting Shares (as defined in Section 2.9 below)) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $48.25 per Common Share (or if a greater per Common Share price shall have been paid in the Offer, such greater price), net to the shareholder in cash, without interest thereon (the "Merger Consideration").

     (b) Treasury Shares and Nationwide Owned Shares.  Each Common Share and
         -------------------------------------------
each Preferred Share issued and outstanding immediately prior to the Effective Time which is then held as a treasury share by Allied, or owned by Nationwide or Sub, immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Allied, be cancelled and retired and cease to exist, without any conversion thereof.

     (c) Preferred Shares.  Each Preferred Share issued and outstanding prior to
         ----------------
the Effective Time (other than Preferred Shares held by Allied or by Nationwide, Sub or any other Subsidiary of Nationwide) shall not be affected by the Merger and shall remain issued and outstanding Preferred Shares of the Surviving Corporation.

     Section 2.8  Exchange of Certificates and Related Matters.
                  --------------------------------------------
     (a) Paying Agent.  As of the Effective Time, Sub shall, and Nationwide
         ------------
shall cause Sub to, deposit, on an as needed basis, with a bank or trust company selected by Nationwide and reasonably acceptable to Allied (the "Paying Agent"), for the benefit of the holders of Common Shares, cash in an aggregate amount equal to the aggregate Merger Consideration (such amount being sometimes hereinafter referred to as the "Payment Fund").

     (b) Exchange Procedure.  Upon surrender to the Paying Agent of a
         ------------------
certificate representing Common Shares for cancellation, together with a letter of transmittal and such other customary documents as may be required by the instructions to the letter of transmittal (collectively, the "Certificate"), the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the number of Common Shares previously represented by such Certificate shall have been converted pursuant to Section 2.7. The Paying Agent shall accept such Certificate upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing Common Shares surrendered in exchange therefor is registered on the record books of Allied, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of the Surviving Corporation or its transfer agent of any Certificate representing Common Shares and if any such Certificate is presented to the Surviving Corporation for transfer, it shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this Section 2.8(b), each Certificate representing Common Shares (other than a Certificate representing Common Shares to be cancelled in accordance with Section 2.7(b) or representing Dissenting Shares), shall, at any time after the Effective Time, represent only the right to receive upon such surrender the Merger Consideration, without any interest thereon.

     (c) Letter of Transmittal.  Promptly after the Effective Time (but in no
         ---------------------
event more than five business days thereafter), Nationwide shall require the Paying Agent to mail to each record holder of Certificates that immediately prior to the Effective Time represented Common Shares which have been converted pursuant to Section 2.7(a), a letter of transmittal (which shall specify that delivery shall be effective, and risk of loss and title shall pass, only upon proper delivery of Certificates representing Common Shares to the Paying Agent and shall be in such form and have such provisions as Nationwide reasonably may specify) and instructions for use in surrendering such Certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 2.7.

     (d) No Further Ownership Rights in Shares.  The Merger Consideration paid
         -------------------------------------
upon the surrender for exchange of Certificates representing Common Shares in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Common Shares theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by Allied on such Common Shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (e) Termination of Payment Fund.  Any portion of the Payment Fund which
         ---------------------------
remains undistributed to the holders of the Certificates representing Common Shares for 180 days after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of Common Shares who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation and only as general creditors thereof for payment, without interest, of their claim for any Merger Consideration with respect to their Common Shares.

     (f) No Liability.  None of Nationwide, Sub, the Surviving Corporation or
         ------------
the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates representing Common Shares shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of all claims or interest of any person previously entitled thereto.

     Section 2.9  Dissenting Shares.  Notwithstanding anything in this Agreement
                  -----------------
to the contrary, the Common Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded properly in writing appraisal for such Common Shares in accordance with Sections 490.1301 through 490.1331 of the IBCA and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights shall not be converted into or represent the right to receive the Merger Consideration ("Dissenting Shares"). Such shareholders shall be entitled to receive payment of the appraised value of such Common Shares held by them in accordance with the Iowa Corporation Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Common Shares held by them under such Iowa Corporation Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in Section 2.8(b), of the Certificate or Certificates that formerly evidenced such Common Shares. Allied shall give Nationwide prompt notice of any demands of appraisal received by Allied, withdrawals of such demands, and any other instruments served pursuant to Iowa Corporation Law and received by Allied, and Nationwide shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Allied shall not, except with the prior written consent of Nationwide, make any payment with respect to any demands for appraisal, or settle or offer to settle, any such demands.

     Section 2.10  Adjustments to Prevent Dilution.  In the event that Allied
                   -------------------------------
changes the number of Common Shares issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision or other similar transaction, the Merger Consideration shall be equitably adjusted.

     Section 2.11  Allied Employee Stock Options, Restricted Stock, etc.  As of
                   -----------------------------------------------------
immediately prior to the Effective Time each option to acquire Common Shares (each, an "Option"), restricted stock award ("Restricted Stock") or stock appreciation right ("SARs" and, together with the Options and Restricted Stock, the "Awards") outstanding under any of Allied's Long-Term Management Incentive Plan, the Nonqualified Stock Option Plan, the Stock Option Plan, the Executive Equity Incentive Plan or any other similar plan, arrangement or agreement of Allied or any Allied Subsidiaries (together, the "Allied Plans"), whether or not then exercisable or vested, shall become fully exercisable and vested and shall be cancelled or repurchased and, in consideration of such cancellation or repurchase, Allied shall pay to the holder of such Award an amount in respect thereof equal to the product of (A) the Applicable Amount, multiplied by (B) the number of shares subject thereto (such payment to be net of applicable withholding taxes). The term "Applicable Amount" shall mean (i) in the case of Awards of Restricted Stock, the Merger Consideration, (ii) in the case of Awards of Options, the excess of (A) the Merger Consideration over (B) the exercise price of such Option or (iii) in the case of Awards of SARs, the excess of (A) the Merger Consideration, over (B) the grant price of such SAR. No consent or other authorization is required by the holder of any Awards to effectuate the transactions contemplated by this Section 2.11. In addition, following the Effective Time, no Person has any options, warrants, or other rights to buy any Securities of the Surviving Corporation.

                                  ARTICLE III
                             ADDITIONAL AGREEMENTS

     Section 3.1  Preparation of Proxy Statement; Information Supplied.
                  ----------------------------------------------------
     (a) Proxy Statement.  As soon as practicable following the purchase of the
         ---------------
Common Shares pursuant to the Offer, Allied shall prepare and file with the SEC the Proxy Statement (as defined below), if required by applicable law. Allied will use its reasonable Best Efforts to cause the Proxy Statement to be mailed to Allied's shareholders as promptly as practicable. Nationwide and Sub will use their reasonable best efforts to assist Allied in the preparation and filing of the Proxy Statement.

     (b) Allied Information.  Allied agrees that none of the information
         ------------------
supplied or to be supplied by Allied specifically for inclusion in the Proxy Statement will, at the date it is first mailed to Allied's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

     (c) Nationwide Information.  Nationwide and Sub agree that none of the
         ----------------------
information supplied or to be supplied by Nationwide specifically for inclusion in the Proxy Statement will, at the date it is first mailed to Allied's shareholders or at the time of the Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3.2  Meeting of Shareholders.  Subject to Section 6.10 hereof,
                  -----------------------
following the purchase of Shares in the Offer, if Nationwide and its subsidiaries shall not following such purchase own shares representing at least 90% of Allied's outstanding Common Shares and 90% of Allied's outstanding Preferred Shares, Allied will take all actions necessary in accordance with applicable law and its Articles of Incorporation and By-laws to convene a meeting, if required by applicable law, of its shareholders (the "Shareholders Meeting") to consider and vote upon the approval of this Agreement and the Merger. Subject to Section 6.10 hereof, Allied will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the Merger. Allied will use its reasonable best efforts to hold the Shareholders Meeting (unless following the purchase of Shares in the Offer Nationwide and its subsidiaries own at least 90% of Allied's outstanding Common Shares and 90% of Allied's outstanding Preferred Shares), as soon as practicable after the date hereof.

     Section 3.3  Filings; Other Action.  As promptly as practicable, (i)
                  ---------------------
Nationwide and Allied shall make any additional filings and submissions under the HSR Act, (ii) Nationwide shall make any additional filings required by the insurance regulatory authorities in Iowa, Arizona and Ohio and deliver notices and consents to jurisdiction to such state insurance departments, each as reasonably may be required to be made in connection with this Agreement and the transactions contemplated hereby, and (iii) Allied and Nationwide shall cooperate in all reasonable respects with each other in (A) determining if other filings are required to be made prior to the Effective Time with, or if other material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (B) timely making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations. In connection with the foregoing, Allied will provide Nationwide, and Nationwide will provide Allied, with copies of correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each of Nationwide and Allied acknowledge that certain actions may be necessary with respect to the foregoing in making notifications and obtaining clearances, consents, approvals, waivers or similar third party actions which are material to the consummation of the transactions contemplated hereby, and each of Nationwide and Allied agree to take such action as is reasonably necessary to complete such notifications and obtain such clearances, approvals, waivers or third party actions.

                                  ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF ALLIED

     Except as otherwise disclosed to Nationwide and Sub in a letter delivered to it prior to the execution hereof (which letter contains appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Allied Disclosure Letter"), Allied represents and warrants to Nationwide and Sub as follows:

     Section 4.1  Organization and Qualification.  (a)  Allied is a corporation
                  ------------------------------
duly incorporated, validly existing and in good standing under the Laws of the State of Iowa and has full corporate power and authority to conduct its business as it is currently being conducted. Each of the Allied Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation and has full power, authority and legal right to conduct its business as it is currently being conducted. Allied and each of the Allied Subsidiaries is duly qualified to do business, and is in good standing, in the respective jurisdictions where the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Allied Subsidiaries is listed in the Allied Disclosure Letter.

     (b) Each Allied Insurer is listed in the Allied Disclosure Letter. Each Allied Insurer (i) possesses an Insurance License in each jurisdiction in which such Allied Insurer is required to possess an Insurance License and (ii) is duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of direct insurance being written in the Quarterly Statement for such Allied Insurer as of and for the quarter ended March 31, 1998, except where such insurance is written on an excess or surplus lines-basis and except where the failure to possess such Insurance License or to be so authorized would not reasonably be expected to have a Material Adverse Effect. All such Insurance Licenses are in full force and effect without amendment, limitation or restriction, other than as described in the Allied Disclosure Letter and except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect and to the Knowledge of Allied, there is no event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

     (c) Except for its Subsidiaries, Allied does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity that directly or indirectly conducts any activity which is material to Allied.

     Section 4.2  Capitalization of Allied.  The authorized capital stock of
                  ------------------------
Allied consists of 80,000,000 Common Shares and 7,500,000 Preferred Shares. At the close of business on June 2, 1998 (i) 30,114,827 Common Shares were issued and outstanding; (ii) no Common Shares were held as treasury stock; (iii) no Common Shares were held by Allied Subsidiaries; (iv) 5,174,437 Common Shares were reserved for issuance upon the exercise of options or other rights to purchase Common Shares under the Allied Plans (of which options or rights with respect to 1,113, 281 shares have been granted), and (v) 1,827,222 Preferred Shares were issued and outstanding. Except as disclosed in the SEC Documents, all outstanding shares of capital stock of Allied are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. No bonds, debentures, notes or other indebtedness of Allied having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Allied may vote are issued or outstanding. Except under the Allied Plans or as set forth in the Allied Disclosure Letter, Allied does not have any outstanding option, warrant, subscription or other right, agreement or commitment which either obligates Allied to issue, sell or transfer, repurchase, redeem or otherwise issue, acquire or vote any shares of capital stock of Allied, or which restricts the transfer of Common Shares. Since May 29, 1998, no shares have been issued except subject on the exercise of options listed above and no options granted. Following the Effective Time, no Person shall have any right to acquire any securities of the Surviving Corporation. Except as described in this Section 4.2, no shares of capital stock, or any securities entitling any person to acquire such shares, are outstanding.

     Section 4.3  Subsidiaries.  The Allied Disclosure Letter sets forth, as to
                  ------------
each Allied Subsidiary, its authorized capital stock and the number of its issued and outstanding shares of capital stock. Except as set forth in the Allied Disclosure Letter or the SEC Documents, Allied is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Allied Subsidiaries, and no capital stock of any Allied Subsidiary is or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which Allied or any Allied Subsidiary is or may be bound to issue, redeem, purchase or sell additional shares of capital stock of any Allied Subsidiary or securities convertible into or exchangeable or exercisable for any such shares. All of such shares so owned by Allied are validly issued, fully paid and nonassessable and are owned by it or by another wholly-owned Allied Subsidiary thereof free and clear of all liens, claims, encumbrances, restraints on alienation, or any other restrictions with respect to the transferability or assignability thereof (other than restrictions on transfer imposed by federal or state securities laws).

     Section 4.4  Authority Relative to this Agreement.  (a)  Allied has full
                  ------------------------------------
corporate authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Allied. Except for the approval of this Agreement by the shareholders of Allied, no other corporate proceedings on the part of Allied are necessary to authorize this Agreement and the transactions contemplated hereby. The affirmative vote of at least the majority of the votes entitled to be cast by shareholders of Allied present or represented by a properly executed proxy at the meeting called pursuant to Section 3.2 hereof, if required under applicable law, is the only vote of shareholders of Allied necessary to approve this Agreement and the transactions contemplated hereby.

     (b) This Agreement has been duly and validly executed and delivered by Allied and (assuming this Agreement is a legal, valid and binding obligation of Nationwide) constitutes a legal, valid and binding agreement of Allied enforceable against Allied in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (c) Based upon the recommendation of a committee comprised of members of the Board of Directors of Allied who are not directors or otherwise affiliated with any of Allied's subsidiaries or affiliates (the "Special Committee") appointed by the Board of Directors of Allied in connection with the Offer and the Merger, the Board of Directors of Allied (i) has declared that this Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of Allied and (ii) has authorized, approved and adopted in all respects this Agreement, the Shareholder Agreement, the Offer, the Merger and the other transactions contemplated hereby and thereby. The Special Committee and the Board of Directors of Allied have received the opinion of the Special Committee's financial advisor, Morgan Stanley & Co. Incorporated, to the effect that the consideration to be received by the shareholders in the Offer and Merger, taken together, is fair from a financial point of view to such shareholders (other than Nationwide and its Affiliates). It is agreed and understood that such opinion is for the benefit of the Special Committee and Allied's Board of Directors and may not be relied on by Nationwide.

     Section 4.5  No Violation; Governmental Filings.
                  ----------------------------------
     (a) Except as set forth in the Allied Disclosure Letter, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws (or similar organizational documents) of Allied or of any of the Allied Subsidiaries, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets of Allied or of any of the Allied Subsidiaries under any of the terms, conditions or provisions of any Allied Contract or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Allied or any of the Allied Subsidiaries is subject, other than, in the case of clauses (ii) and (iii), such violations, conflicts, breaches, defaults or events or other matters that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to prevent or delay the consummation of the transactions contemplated hereby.

     (b) Except for (i) the Governmental Approvals set forth in the Allied Disclosure Letter, (ii) the filing of this Agreement with and the approval of such by the Iowa Commissioner, the Iowa Attorney General, and the Arizona Director under the Iowa Insurance Law and the Arizona Insurance Law, respectively, and such other applications, registrations, declarations, filings, authorizations, Orders, consents and approvals as may be required under the Laws of other jurisdictions listed in the Allied Disclosure Letter, (iii) the approval of this Agreement by shareholders of Allied, if required by applicable law, (iv) the filings required under the HSR Act and the expiration or other termination of any waiting period applicable to the Offer and the Merger under such Act, (v) the filings pursuant to Section 2.3 hereof, (vi) the filing of appropriate documents with and such consents as may be required under the Investment Company Act and the Investment Advisers Act, (vii) the filing with the SEC of (x) a proxy statement relating to the approval by the shareholders of Allied of the Merger (the "Proxy Statement"), and (y) such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (viii) the filing of the certificate of merger with the Iowa Secretary of State and appropriate documents with the relevant authorities of other states in which Allied is qualified to do business and (ix) any consent or filing that is disclosed in the Allied Disclosure Letter or that would not otherwise be required to be disclosed pursuant to Section 4.5(a) hereof, no consent, approval, permit, notice, Order or authorization of, or registration, application, declaration or filing with (each a "Consent or Filing") any Governmental Entity is required with respect to Allied or any Allied Subsidiary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, prevent or be a material impediment to the consummation of the transactions contemplated hereby or reasonably be expected to have a Material Adverse Effect or to prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.6  SAP Statements.  (a) "Allied SAP Statements" shall mean:
                  --------------
     (i) the Annual Statements for the Allied Insurers as of and for the years ended December 31, 1995, 1996 and 1997;

     (ii) the Quarterly Statements for the Allied Insurers as of and for the calendar quarter ended March 31, 1998;

     (iii) any supplemental or separate statutory annual statements or quarterly statements for Allied Mutual and the Allied Insurers for any of the periods ended December 31, 1995, 1996 or 1997 or March 31, 1998, that are filed with any insurance Governmental Entity and that differ from the Annual Statements or the Quarterly Statements described in Section 4.6(i) or (ii) hereto; and

     (iv) the audited SAP balance sheets of each Allied Insurer as of December 31, 1995, 1996 and 1997 and the related audited summary of operations and statements of change in capital and surplus and cash flow of each Allied Insurer for each such years, together with the notes related thereto and the reports thereon of KPMG Peat Marwick, LLP.

     (b) Since December 31, 1997, each of the Allied Insurers has filed all SAP Statements required to be filed with or submitted to the appropriate regulatory authorities, except for such filings or submissions, the failure to so file or submit would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect. With respect to any Allied Insurer, each Allied SAP Statement complied (and, as to SAP Statements filed after the date of this Agreement, will comply) in all material respects with all applicable Laws when so filed, and all material deficiencies with respect to any such Allied SAP Statement have been cured or corrected, or are being contested in good faith by such Allied Insurer. With respect to any Allied Insurer, each Allied SAP Statement (and any notes related thereto) referred to in Section 4.6(a)(i),
(ii), and (iv) hereof was prepared (and, as to Allied SAP Statements filed after the date of this Agreement, will be prepared) in accordance with SAP as in effect at the time of preparation and presents (and, as to Allied SAP Statements filed after the date of this Agreement, will present) fairly in all material respects the financial position of the Allied Insurers as of the respective dates thereof. With respect to any Allied Insurer, each Allied SAP Statement referred to in Section 4.6(c) hereof was prepared (or, in the case of similar Allied SAP Statements filed after the date of this Agreement, will be prepared) in accordance, in all material respects, with the statutory accounting practices required or permitted by the insurance Governmental Entity in the jurisdiction in which such statement was (or will be) filed. The parties agree that the foregoing representations shall not be interpreted to apply to the actuarial reserves and other actuarial amounts held in respect of Liabilities with respect to insurance contracts of the Allied Insurers, as to which the only representations or warranties made in this Agreement are set forth in Section 4.8.

     Section 4.7  [Intentionally left blank.]

     Section 4.8  Reserves.  To the Knowledge of Allied, the aggregate reserves
                  --------
of the Allied Insurers as recorded in the Allied SAP Statements have been determined in accordance with generally accepted actuarial principles consistently applied (except as set forth therein). Except as disclosed in the SEC Reports or the Allied Disclosure Letter, the insurance reserving practices and policies of the Allied Insurers have not changed, in any material respect, since December 31, 1997, and the results of the application of such practices and policies are reflected in the Allied SAP Statements. All reserves of the Allied Insurers set forth in the Allied SAP Statements are, to the Knowledge of Allied, fairly stated in accordance with sound actuarial principles and meet the requirements of the insurance laws of the applicable insurance authority, except where the failure to so state such reserves or meet such requirements would not reasonably be expected to have a Material Adverse Effect.

     Section 4.9  SEC Documents.  Allied has timely filed all required reports,
                  -------------
schedules, forms, statements and other documents with the SEC since January 1, 1995 (such reports, schedules, forms, statements and other documents are hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Allied included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X) and fairly present, in all material respects, the consolidated financial position of Allied and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments) in accordance with GAAP. The parties agree that the representations set forth in the previous sentence shall not be interpreted to apply to the actuarial reserves and other actuarial amounts held in respect of Liabilities with respect to insurance contracts of the Allied Insurers, as to which the only representations or warranties made in this Agreement are set forth in Section 4.8.

     Section 4.10  Absence of Certain Changes or Events.  Except as set forth in
                   ------------------------------------
the Allied Disclosure Letter, since March 31, 1998, there has been no event or condition which has had (or would reasonably be expected to result in) a Material Adverse Effect, and except as set forth in the Allied Disclosure Letter, Allied and the Allied Subsidiaries have in all material respects conducted their businesses in the ordinary course consistent with past practices and have not taken any of the actions contemplated by Section 6.1 hereto.

     Section 4.11  No Undisclosed Liabilities.  Except as set forth in the
                   --------------------------
Allied Disclosure Letter or the SEC Documents filed prior to the date hereof and for Liabilities arising since March 31, 1998 in the ordinary course of business and consistent with past practice, or in connection with the Offer or the transactions contemplated by this Agreement, neither Allied nor any of the Allied Subsidiaries has any Liabilities of a nature required by GAAP to be reflected in a consolidated balance sheet of Allied (or reflected in the notes thereto). The parties agree that the representations set forth in the previous sentence shall not be interpreted to apply to the actuarial reserves and other actuarial amounts held in respect of Liabilities with respect to Insurance Contracts of the Allied Insurers, as to which the only representations or warranties made in this Agreement are set forth in Section 4.8.

     Section 4.12  Takeover Statutes.  Allied has taken all actions necessary
                   -----------------
such that the provisions of Section 490.1110 of the IBCA and any applicable anti-takeover provision in the Restated Articles of Incorporation or By-laws of Allied is not, or at the Effective Time will not be, applicable to Allied, Nationwide, the Common Shares, the Offer, the Merger or any other transactions contemplated by this Agreement and, to the Knowledge of Allied, no other restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation is so applicable.

     Section 4.13  Compliance with Law.  Except as set forth in the Allied
                   -------------------
Disclosure Letter or the SEC Documents filed prior to the date hereof, the businesses of Allied and the Allied Subsidiaries are not being conducted and since January 1, 1995 have not been conducted in violation of any applicable Law, except for violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

     Section 4.14  Assets.
                   ------
     (a) Except as set forth in the SEC Documents filed prior to the date hereof or the Allied Disclosure Letter, each of Allied and the Allied Subsidiaries (i) has good and valid title to all of its properties, assets and
              -
other rights that do not constitute real property, free and clear of all Liens other than Permitted Liens, and (ii) owns, has valid leasehold interests in or
                                 --
valid contractual rights to use, all of the assets, tangible and intangible, used by, or necessary for the conduct of, its business, except where the failure to have such valid leasehold interests or such valid contractual rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth in the SEC Reports filed prior to the date hereof or the Allied Disclosure Letter, each of Allied and the Allied Subsidiaries:

               (i)  represents that it does not own any real property;

               (ii) is in peaceful and undisturbed possession of the space and/or estate under each lease under which it is a tenant, and there are no material defaults by it as tenant thereunder; and

               (iii) has good and valid rights of ingress and egress to and from all the real property leased by such party from and to the public street systems for all usual street, road and utility purposes.

     Section 4.15  Environmental Matters.  Except as set forth in the Allied
                   ---------------------
Disclosure Letter or the SEC Reports, or as would not reasonably be expected to have a Material Adverse Effect:
     (a) Each of Allied and the Allied Subsidiaries and, to the Knowledge of Allied, all Allied Real Property (including all owners or operators thereof) is in substantial compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession of all material Environmental Permits required under Environmental Laws and compliance with the terms and conditions thereof. Neither Allied nor any Allied Subsidiary has received any written communication, whether from a Governmental Entity, citizens' group, employee or otherwise, that alleges that Allied or any Allied Subsidiary or any Allied Real Property (including any owner or operator thereof) is not in such compliance, and, there are no circumstances that are reasonably likely to prevent or interfere with such compliance in the future. Neither Allied nor any Allied Subsidiary has been notified by any Governmental Entity that any such material Environmental Permit will be suspended or revoked or cannot be renewed in the ordinary course of business consistent with past practice.

     (b) There is no Environmental Claim pending or, to the Knowledge of Allied, threatened against Allied, any Allied Subsidiary, any Allied Real Property (including any owner or operator thereof) or any Person whose Liability for any Environmental Claims Allied or any Allied Subsidiary has or may have retained or assumed either contractually or, by operation of Law and, there are no facts existing on the date hereof which are reasonably likely to result in any such Environmental Claim.

     (c) There have been no releases, spills, leaks or discharges of Hazardous Substances at, from or to any Allied Real Property or any other property which required or is reasonably likely to require Allied or any Allied Subsidiary to undertake investigation, abatement, removal, remedial, corrective or other response action pursuant to applicable Environmental Laws. None of the Allied Real Property (i) is listed or proposed for listing on any list maintained by any Governmental Entity of sites that may require investigation, abatement, removal, remedial, corrective or other response action, including, but not limited to, the CERCLIS or the NPL or (ii) is the subject of any investigation, abatement, removal, remedial, corrective or other response action.

     Section 4.16  Contracts.  (a)  The Allied Disclosure Letter contains a true
                   ---------
and complete list of all the following Contracts (true and complete copies of all such written Contracts having been made available to Nationwide), currently in force, to which Allied or any Allied Subsidiary is a party or by which any assets of Allied or any Allied Subsidiary are or may be bound, as such Contracts may have been amended to the date hereof:

               (i) has been entered into since March 31, 1998 and would be required to be filed by Allied as an exhibit to an SEC Document filed after such date under Item 10 of Rule 601 of Regulation S-K under the Exchange Act;

                (ii) is a reinsurance or retrocession contract which requires the payment of premiums by the Allied or the Allied Subsidiaries of amounts in excess of $500,000 per year; or

               (iii) contains covenants limiting the freedom of the Allied or any of the Allied Subsidiaries to engage in any line of business in any geographic area or to compete with any person or entity or restricting the ability of the Allied Subsidiaries to acquire equity securities of any person or entity; or

               (iv) is an employment or severance contract applicable to any employee, director or consultant of the Allied or the Allied Subsidiaries, including without limitation contracts to employ executive officers and other contracts with officers or directors of the Allied or any of the Allied Subsidiaries, other than agent contracts with insurance agents and any such contract which by its terms is terminable by the Allied or any of the Allied Subsidiaries on not more than 60 days' notice without material liability; or

               (v)  is a contract for borrowed money in excess of $2,500,000; or

               (vi) is a contract providing for the payment or receipt of over $2,500,000 per year.

     (b) As to all contracts with respect to which Allied or its Subsidiaries is bound, except as disclosed in the Allied Disclosure Letter or as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect:

               (i) such contract is (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) valid and binding upon each party thereto and is in full force and effect;

               (ii) there is no default or claim of default on the part of Allied or the Allied Subsidiary party thereto or, to the Knowledge of Allied, by other parties thereto, and no event has occurred which, with the passage of time or the giving of notice (or both), would constitute such default thereunder.

     Section 4.17  [Intentionally left blank.]

     Section 4.18  Taxes and Tax Returns.  Except as set forth in the Allied
                   ---------------------
Disclosure Letter or the SEC Documents:

     (a) All material Tax Returns required under applicable Law to be filed by Allied or any Allied Subsidiary have been timely filed;

     (b) Allied and each Allied Subsidiary have paid or made provision in accordance with GAAP (or there has been paid or provision has been made on its behalf) for the payment of all Taxes for all periods or portions thereof ending through the date hereof;

     (c) The federal income tax returns of Allied and each Allied Subsidiary have been examined by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income taxes have expired) for all periods through and including 1993;

     (d) No outstanding deficiencies, assessments or written proposals for the assessment of any Taxes have been proposed, asserted or assessed against Allied or any of the Allied

Subsidiaries which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; and

     (e) No audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of Allied or any Allied Subsidiary wherein an adverse determination or ruling in any one such proceeding or in all such proceedings in the aggregate would reasonably be expected to have a Material Adverse Effect.

     Section 4.19  Benefit Plans.  The Allied Disclosure Letter sets forth a
                   -------------
complete and correct list of all Benefit Plans (as defined below). Except as disclosed in the Allied Disclosure Letter or the SEC Documents:

     (a) Each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (hereinafter a "Welfare Plan"), and each other material plan, program, arrangement or policy (written or oral) relating to bonuses, deferred compensation, performance compensation, compensation, stock purchases, stock options, stock appreciation, severance, salary continuation, vacation, sick leave, holiday pay, fringe benefits, reimbursement programs, incentive, insurance, welfare or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Allied and the Allied Subsidiaries for the benefit of any present or former officers, employees, agents, directors or independent contractors of Allied or the Allied Subsidiaries (all the foregoing being herein called "Benefit Plans") has been administered in accordance with its terms and all applicable laws and regulations except where the failure to be so administered would not reasonably be expected to result in a Material Adverse Effect. All required contributions to the Benefit Plans have been made or provided for, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Allied, the Allied Subsidiaries and all the Benefit Plans are in compliance with the applicable provisions of ERISA, the Code, all other applicable laws and all applicable collective bargaining agreements, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Complete and correct copies of all current and prior documents, including all amendments thereto, with respect to each Benefit Plan have been delivered or made available to Nationwide. Copies of all summary plan descriptions, summary annual reports, IRS determination letters, summaries of material modifications, other communications to employees concerning the Benefit Plans, and the three most recent Forms 5500 for each Benefit Plan have also been delivered or made available to Nationwide.

     (b) None of Allied or any other person or entity that together with Allied is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Commonly Controlled Entity") has incurred any material liability to a Pension Plan covered by Title IV of ERISA (a "Title IV Plan") (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for the payment of premiums not yet due) which liability has not been fully paid as of the date hereof. No Commonly Controlled Entity has withdrawn from a Pension Plan covered by Title IV of ERISA (a "Title IV Plan") during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) where such withdrawal could result in liability of such substantial employer pursuant to Section 4062(e) or 4063 of ERISA that would reasonably be expected to result in a Material Adverse Effect. No Commonly Controlled Entity has filed a notice of intent to terminate any Title IV Plan or adopted any amendment to treat any such plan as terminated. The Pension Benefit Guarantee Corporation has not instituted proceedings to terminate any Title IV Plan in which a Commonly Controlled Entity participates. No accumulated funding deficiency, whether or not waived, exists with respect to any such plan, and no condition has occurred or exists which by the passage of time would be expected to result in an accumulated funding deficiency as of the last day of the current plan year of any such plan. No reportable event, as described in Section 4043 of ERISA, has occurred and is continuing with respect to Title IV Plan in which a Commonly Controlled Entity participates which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any such plan. No amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Title IV Plan. Since the last valuation date for each such plan, there has been no amendment or change to such plan that would increase materially the amount of benefits thereunder. In addition to the documents listed in subsection (a) above, Allied has delivered or made available to Nationwide, for each Title IV Plan in which a Commonly Controlled Entity participates, copies of the following documents: (i) the Form PBGC-1 filed in each of the most recent three plan years, and (ii) the actuarial report as of the three most recent valuation dates and the retirement plan disclosures required under Financial Accounting Standard 87 for the most recent fiscal year.

     (c) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

     (d) There are no pending or threatened claims (other than routine benefit claims), lawsuits or arbitrations which have been asserted or instituted against any Benefit Plan, any of the fiduciaries thereof or Allied or the Allied Subsidiaries with respect to their duties under the Benefit Plans that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

     (e) Neither Allied nor a Commonly Controlled Entity, nor to the Knowledge of Allied, any of their respective employees or directors, nor to the Knowledge of Allied, any fiduciary, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or which is a "prohibited transaction" (as defined in Section 4975(c)(i) of the Code) for which no exemption exists under Section 408(b) of ERISA or Section 4975(d) of the Code or for which no administrative exemption has been granted under Section 408(a) of ERISA.

     (f) The Benefit Plans and their related trusts intended to qualify under
Section 401 of the Code received favorable determination letters from the IRS and to the Knowledge of Allied, such Plans and their related trusts continue to qualify and operate as designed.

     (g) Allied and the Allied Subsidiaries have no liability (contingent or otherwise) under Section 4069 of ERISA by reason of a transfer of any underfunded pension plan.

     (h) Complete and correct copies of the most recent actuarial reports (including for purposes of Financial Accounting Standards Board report nos. 87, 106 and 112) with respect to each Benefit Plan providing retiree medical or life insurance coverage for employees of Allied and the Allied Subsidiaries have been provided or made available to Nationwide. Except as disclosed in the Allied Disclosure Letter, no current employee of Allied or the Allied Subsidiaries would be entitled if his or her employment with Allied and the Allied Subsidiaries is terminated to any retiree medical or insurance coverage.

     (i) No amount that could be received as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Allied or any of the Allied Subsidiaries under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be characterized as an "excess parachute payment" (as such term is defined in Section 280G of the Code).

     (j) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee (current, former or retired) of Allied and the Allied Subsidiaries, (ii) increase any benefits under any Benefit Plan or
(iii) result in the acceleration of the time of payment of, vesting of or other rights with respect to any such benefits.

     Section 4.20  Labor Relations and Employment.  (a)  Except to the extent
                   ------------------------------
set forth in the Allied Disclosure Letter or the SEC Documents, (i) there is no labor strike, material labor dispute, slowdown, stoppage or lockout actually pending, or to the Knowledge of Allied, threatened against or affecting Allied or any of the Allied Subsidiaries, and since January 1, 1998 there has not been any such action; (ii) to the Knowledge of Allied, no union claims to represent the employees of Allied or any of the Allied Subsidiaries, there are no current union organizing activities among the employees of Allied or of any of the Allied Subsidiaries and Allied has not received notice of any unfair labor practice complaint or charge against it pending before the National Labor Relations Board and (iii) neither Allied nor any of the Allied Subsidiaries is a party to or is bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association, applicable to employees of Allied or of any Allied Subsidiary.

     Section 4.21  Intellectual Property.  Allied and each Allied Subsidiary
                   ---------------------
owns or otherwise has rights to use, free and clear of all Liens, all Intellectual Property used in their respective businesses as currently conducted except for any failure to have such right which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of Allied, the use of such Intellectual Property does not infringe or otherwise violate the rights of any Person.

     Section 4.22  Transactions with Affiliates.  Except as set forth in the
                   ----------------------------
Allied Disclosure Letter or the SEC Documents, neither Allied nor any Allied Subsidiary has entered into any material transaction with an Affiliate in connection with which either Allied or an Allied Subsidiary has continuing obligations, in the ordinary course of business or otherwise, which is not on the terms at least as favorable to Allied or an Allied Subsidiary as would have been applicable if such transaction had been entered into on an arm's-length basis with an unaffiliated third party. Allied has not made or declared any dividend or distribution that was disproportionate in favor of any Affiliate.

     Section 4.23  Voting Requirements.  The affirmative vote of the holders of
                   -------------------
a majority of the voting power represented by the outstanding Common Shares and outstanding Preferred Shares voting together as one class and entitled to vote at the Shareholders Meeting is the only vote of the holders of Allied's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     Section 4.24  Investment Company.  None of the Allied Subsidiaries
                   ------------------
maintains any separate accounts. Neither Allied nor any of its Subsidiaries conducts activities of or is otherwise deemed under applicable law to control an "investment advisor" as such term is defined in Section 2(a)(20) of the 1940 Act, whether or not registered under the Investment Advisers Act of 1940, as amended. Neither Allied nor any of its Subsidiaries is an "investment company" as defined under the 1940 Act, and neither Allied nor any of its Subsidiaries sponsors any Person that is such an investment company.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF NATIONWIDE AND SUB

     Nationwide and Sub jointly and severally represent and warrant to Allied as follows:

     Section 5.1  Organization and Qualification.  Nationwide is a mutual
                  ------------------------------
insurance company and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio and has full corporate power, authority and legal right to conduct its Business as it is currently being conducted. Each of Nationwide and Sub is duly qualified to do business, and is in good standing, in the respective jurisdictions where the character of its assets owned or leased or the nature of its Business makes such qualification necessary, except for failures to be so qualified or in good standing which are not, individually or in the aggregate, reasonably likely to have a material adverse effect on Nationwide. Nationwide possesses an Insurance License in each jurisdiction in which Nationwide is required to possess an Insurance License. All such Insurance Licenses are in full force and effect without amendment, limitation or restriction, and Nationwide does not have Knowledge of any event, inquiry or Proceeding which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

     Section 5.2  Authority Relative to this Agreement.  (a)  Nationwide and Sub
                  ------------------------------------
have full power, authority and legal right to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Nationwide and by the Board of Directors of Sub. No other corporate proceedings on the part of Nationwide or Sub are necessary to authorize this Agreement and the transactions contemplated hereby.

     (b) This Agreement has been duly and validly executed and delivered by Nationwide and Sub and (assuming this Agreement is a legal, valid and binding obligation of Allied) constitutes a legal, valid and binding agreement of Nationwide and Sub enforceable against Nationwide and Sub in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     Section 5.3  No Violation.  (a)  The execution, delivery and performance of
                  ------------
this Agreement and the consummation of the transactions contemplated hereby will not (i) constitute a breach or violation of or default under the articles of incorporation or the by-laws of Nationwide or under the articles of incorporation or the by-laws of Sub, (ii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the assets of Nationwide, Sub or any Nationwide Subsidiary under, any of the terms, conditions or provisions of any Contract to which Nationwide, Sub or any Nationwide Subsidiary is a party or to which it or any of its assets may be subject or (iii) constitute a breach or violation of or default under any Environmental Permit, Law or License to which Nationwide, Sub or any Nationwide Subsidiary is subject other than, in the case of clauses (ii) and (iii), events or other matters that are not, individually or in the aggregate, reasonably likely to have a material adverse effect on Nationwide or to prevent or delay the consummation of the transactions contemplated hereby.

     (b) Except for (i) the filing of this Agreement with and the approval of such by the Ohio Superintendent under the Ohio Insurance Law, the Iowa Commissioner under the Iowa Insurance Law and the Arizona Commissioner under the Arizona Insurance Law, (ii) the filings required under the HSR Act and the expiration or other termination of any waiting period applicable to the Merger under such act, and (iii) any Consent or Filing that would not otherwise be required to be disclosed pursuant to Section 5.3(a) hereof, no Consent or Filing of or with any Person is required with respect to Nationwide, Sub or any Nationwide Subsidiary or any Nationwide Affiliate in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such Consents or Filings the failure of which to make or obtain would not, individually or in the aggregate, prevent or be a material impediment to the consummation of the transactions contemplated hereby or have a material adverse effect on the business, operations or financial condition of Nationwide or any of its Subsidiaries, taken as a whole, or that would prevent Nationwide or Sub from consummating the transactions contemplated by this Agreement.

     Section 5.4  Litigation.  There is no action, proceeding, investigation or
                  ----------
inquiry pending or threatened against Nationwide and Sub which questions the validity of this Agreement or the Offer or any action taken or to be taken pursuant hereto or pursuant to the Offer.

     Section 5.5  Financial Ability to Perform.  Nationwide and Sub at the
                  ----------------------------
expiration of the Offer and at the Effective Time will have cash funds sufficient to pay all cash payments for Common Shares in the Offer and the Merger, and to pay all related fees and expenses.

                                  ARTICLE VI
                               CERTAIN COVENANTS

     Section 6.1  Allied Conduct of Business Pending the Merger.  From the date
                  ---------------------------------------------
hereof until the Effective Time, unless Nationwide shall otherwise agree in writing, or except as set forth in the Allied Disclosure Letter or as otherwise contemplated by this Agreement, Allied and the Allied Subsidiaries shall conduct their respective businesses in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) and to keep available the services of their present officers and key employees, subject to the terms of this Agreement. Except as set forth in the Allied Disclosure Letter or as otherwise provided in this Agreement, from the date hereof until the Effective Time, without the prior written consent of Nationwide:

          (i) Allied shall not adopt or propose any change in its Restated Articles of Incorporation or Bylaws;

          (ii) Allied shall not declare, set aside or pay any dividend or other distribution with respect to any shares of capital stock of Allied (except for regular quarterly dividends payable in an amount no greater than $0.14 per share on the Common Shares and the regular quarterly dividends per share on the Preferred Shares), or split, combine or reclassify any of Allied's capital stock, and Allied and the Allied Subsidiaries shall not repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, Allied;

          (iii) Allied shall not, and shall not permit any Allied Subsidiary to, merge or consolidate with any other person or (except in the ordinary course of business) acquire a material amount of assets of any other person;

          (iv) Allied shall not, and shall not permit any Allied Subsidiary to, sell, lease, license or otherwise surrender, relinquish or dispose of (i) any material facility owned or leased by Allied or any Allied Subsidiary or
     (ii) any assets or property which are material to Allied and the Allied Subsidiaries taken as a whole, except pursuant to existing contracts or commitments listed in Section 6.1(iv) of the Allied Disclosure Letter (the terms of which have been disclosed to Nationwide prior to the date hereof), or in the ordinary course of business consistent with past practice;

          (v) Allied shall not, and shall not permit any Allied Subsidiary to, settle any material audit, make or change any material Tax election or file materially amended Tax Returns;

          (vi) Allied and the Allied Subsidiaries shall not issue any capital stock or other securities or enter into any amendment of any material term of any outstanding security, and Allied and the Allied Subsidiaries shall not incur any material indebtedness except in the ordinary course of business pursuant to existing credit facilities or arrangements, amend or otherwise increase, accelerate the payment or vesting of the amounts payable or to become payable under or fail to make any required contribution to, any Benefit Plan (as hereinafter defined) or materially increase any non-salary benefits payable to any employee or former employee, except in the ordinary course of business consistent with past practice or as otherwise permitted by this Agreement;

          (vii) Allied shall not, and shall not permit any Allied Subsidiary to, grant any increase in the compensation or benefits of directors, officers, employees, consultants or agents of Allied or any Allied Subsidiary other than increases in the ordinary course of business consistent with past practice;

          (viii) Allied shall not, and shall not permit any Allied Subsidiary to, enter into or amend any employment agreement or other employment arrangement with any employee of Allied or any Allied Subsidiary, except in the ordinary course of business consistent with past practices (which past practices shall not be deemed to include actions taken in connection with the Merger);

          (ix) Allied shall not change any method of accounting or accounting practice by Allied or any Allied Subsidiary, except for any such required change in GAAP or SAP;

          (x) Allied shall not permit any Allied Insurer to conduct transactions in Allied Investments except in compliance with the investment policies of such Allied Insurer in effect on the date hereof and all applicable insurance laws and regulations;

          (xi) Allied shall not, and shall not permit any Allied Subsidiary to, enter into any agreement to purchase, or to lease for a term in excess of one year, any real property, provided that Allied, or any Allied Subsidiary, (i) may as a tenant, or a landlord, renew any existing lease for a term not to exceed eighteen months and (ii) nothing herein shall prevent the Allied, in its capacity as a landlord, from renewing any lease pursuant to an option granted prior to the date hereof;

          (xii) amend any agreement with Allied Mutual, Allied Life or any of their affiliates;

          (xiii) Allied shall not, and shall not permit any Allied Subsidiary to, agree or commit to do any of the foregoing;

          (xiv) except to the extent necessary to comply with the requirements of applicable laws and regulations, Allied shall not, and shall not permit any Allied

     Subsidiary to, (i) take, or agree or commit to take, any action
                     -
     that would make any representation and warranty of Allied hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time, (ii) omit, or agree or commit to omit, to take any action
                      --
     necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time, provided however, that Allied shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (iii) take, or agree or commit to take, any action
                               ---
     that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Article VIII not being satisfied; and

          (xv) none of the Allied Insurers shall make any material change in its underwriting, claims management or reserving practices.

     Section 6.2  Disposition of Litigation.  From and after the date hereof and
                  -------------------------
until the Effective Time, Nationwide shall cease, in any and all respects, the prosecution of any litigation against Allied or any Affiliates thereof. Immediately following the Effective Time, Nationwide shall dismiss, with prejudice, any and all litigation brought by Nationwide against Allied or any Affiliates thereof.

     Section 6.3  Reasonable Best Efforts.  Upon the terms and subject to the
                  -----------------------
conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken all action, to do, or cause to be done, and to assist and cooperate with the other party hereto in doing or causing to be done, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including, but not limited to, (i) the actions set forth in Article I, II and III hereof, (ii) the obtaining of all Governmental Approvals, and all other necessary actions or nonactions, waivers, consents and approvals from all appropriate Governmental Entities and other Persons and the making of all necessary registrations and filings, (iii) the obtaining of the opinions and other documents referred to in Article VII hereof,
(iv) the resolution of all organizational and human resources issues relating to the transactions contemplated hereby, (v) the obtaining or making of all Consents, Environmental Permits, Filings or Licenses necessary or desirable to ensure that the business of the Surviving Corporation may be conducted without disruption consistent with the past practice of each of the

Constituent Companies and (vi) the defending of any Proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, the defense of which shall, at the request of either Allied or Nationwide, be conducted jointly by Nationwide and Allied on a basis that is satisfactory to both Allied and Nationwide. Allied hereby grants Nationwide the right to decide for purposes of the Form A regulatory hearings whether to submit regulatory applications for Allied, Allied Life and Allied Mutual concurrently or separately, and whether to conduct the regulatory hearing and approval proceedings concurrently or separately for each of Allied, Allied Life and Allied Mutual. Both Allied and Nationwide agree to use their reasonable best efforts to coordinate and cooperate during the regulatory approval process.

     Section 6.4  [Intentionally left blank.]

     Section 6.5 Access and Information.  Subject to provisions of applicable
                 ----------------------
law, Allied shall (a) afford to Nationwide's and Sub's accountants, legal counsel and other advisors ("Representatives") full access during normal business hours through the period immediately prior to the Effective Time to all of its and the Allied Subsidiaries' assets, books, Contracts, commitments and records (including, but not limited to, Tax Returns), and (b) during such period, Allied shall furnish promptly to Nationwide and Sub all such information concerning its business, assets and personnel or those of any of its Affiliates, in either clause (a) or (b), as Nationwide or Sub may reasonably request.
Unless otherwise required by law, Nationwide and Sub will, and will cause their Representatives to, hold any such information in confidence until such time as such information otherwise becomes publicly available through no wrongful act of Nationwide, Sub or their Representatives. In the event of the termination of this Agreement for any reason, Nationwide will, and will cause Sub and their Representatives to, return to Allied all copies of written information furnished by Allied, Sub or their Representatives to Nationwide, Sub or their Representatives and destroy all memoranda, notes and other writings prepared by Nationwide, Sub or their Representatives based upon or including the information furnished by Allied or any of its Representatives to Nationwide, Sub or their Representatives (and Nationwide will certify to Allied that such destruction has occurred) and neither Nationwide nor Sub shall use any such information for any purpose. Prior to the completion of the Offer and, if this Agreement is terminated, during the two-year period following the date of termination, Nationwide will not (and will not assist or encourage others, including its Subsidiaries, to) solicit the services, as employee, consultant or otherwise, of any employee of Allied, provided, that nothing in this Agreement shall be deemed to prohibit general
--------
solicitations of employment of persons in Nationwide's ordinary course of business not directed specifically toward employees of Allied, solicitations through executive recruiting firms not directed specifically toward employees of Allied or employees that make contact with Nationwide.

     Section 6.6  Notice of Proceedings.  Each of Nationwide and Allied shall
                  ---------------------
promptly notify the other of, and provide to the other all information relating to, any Proceedings or investigations commenced or, to the Knowledge of Allied, threatened against, relating to or involving or otherwise affecting Nationwide or Allied or any of their respective Subsidiaries which relate to the execution of this Agreement or the consummation of the transactions contemplated hereby.

     Section 6.7  Notification of Certain Other Matters.  Each party shall
                  -------------------------------------
promptly notify the other of any change or other event which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, including, but not limited to, any of the following:

     (a) any written notice from or to any Person alleging that the consent of such Person is or may be required in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, and where the failure to obtain such a consent would reasonably be expected to have a Material Adverse Effect;

     (b) any written notice from or to any Governmental Entity in connection with this Agreement or the transactions contemplated hereby; and

     (c) any matter hereafter arising or discovered which, if existing or known at the date hereof, would have been required to be set forth or described in the Nationwide Disclosure Letter or the Allied Disclosure Letter, as the case may be; provided, however, that no such supplemental or amended disclosure by any
    --------  -------
party shall be deemed to cure any breach of a representation or warranty made as of the date hereof.

     In furtherance of the foregoing, to the fullest extent permitted under applicable Law, each party shall provide the other with copies (or, to the extent written materials are not involved, oral notice) of proposed notices, applications or any other communications to any Governmental Entity or rating agency in connection with this Agreement or the transactions contemplated hereby, including, but not limited to, in respect of the Governmental Approvals, in each case at least three (3) Business Days prior to dispatch of written materials (or, to the extent written materials are not involved, prior to initiation) and neither Nationwide nor Allied will dispatch (or, to the extent written materials are not involved, initiate) such notice, application or communication without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed.

     Section 6.8  Indemnification; Directors' and Officers' Insurance.  (a)  In
                  ---------------------------------------------------
the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation by or in the right of Allied or any of its Subsidiaries, in which any of the present officers or directors (the "Indemnified Parties") of Allied or any of its Subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she is or was a director, officer, employee or agent of Allied or any of its Subsidiaries, or is or was serving at the request of Allied or any of its Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto. It is understood and agreed that Allied shall indemnify and hold harmless, and after the Effective Time the Surviving Corporation and Nationwide, jointly and severally, shall indemnify and hold harmless, as and to the full extent permitted by applicable Law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys, fees and expenses), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain one
                                      -
counsel satisfactory to them unless there are conflicts under applicable professional standards, and Allied, or the Surviving Corporation and Nationwide after the Effective Time, shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received and (ii) Allied and the
     --

Surviving Corporation and Nationwide will use their respective reasonable best efforts to assist in the vigorous defense of any such matter; provided, that
                                                              --------
neither Allied nor the Surviving Corporation nor Nationwide shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); and provided further that the Surviving
                                   -------- -------
Corporation and Nationwide shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Allied and, after the Effective Time, the Surviving Corporation and Nationwide, thereof.

     (b) Nationwide shall cause the Surviving Corporation to keep in effect in its By-Laws a provision for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) which provides for indemnification of the Indemnified Parties to the full extent permitted by applicable law.

     (c) Nationwide shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Allied (provided that Nationwide may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time; provided, however, that if the aggregate annual
                             --------  -------
premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium currently paid by Allied and its Subsidiaries for such insurance on the date of this Agreement, then Nationwide shall cause Allied (or the Surviving Corporation if after the Effective Time) to, and Allied (or the Surviving Corporation if after the Effective Time) shall, provide the maximum coverage that shall then be available at an annual premium equal to 200% of such rate, and Nationwide, in addition to the indemnification provided above in this Section 6.8, shall indemnify the Indemnified Parties for the balance of such insurance coverage on the same terms and conditions as though Nationwide were the insurer under those policies.

     Section 6.9  [Intentionally Omitted.]

     Section 6.10  Acquisition Proposals.  Allied will not, and will not permit
                   ---------------------
or cause any of its Subsidiaries or any of the officers or directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 20 percent or more of the assets or any equity securities of, Allied or any Allied Subsidiaries (other than as set forth in Section 6.10 of the Allied Disclosure Letter), or any other business combination (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Allied will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in
                                   --------  -------
this Agreement shall prevent Allied or its Board of Directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or (ii) at any time prior to the payment for Common Shares pursuant to the Offer (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on customary terms; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the shareholders of Allied, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the Board of Directors of Allied determines in good faith after consultation with outside legal counsel that such action is reasonably likely to be necessary in order for its directors to comply with their respective fiduciary duties under applicable law and (ii) in the case referred to in clause (C) above, the Board of Directors of Allied determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of Allied and its shareholders. Allied will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Allied agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.10. Allied will notify Nationwide immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Nationwide informed, on a reasonably current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions.

     Section 6.11  Maintenance of Benefits.  For a period of at least one year
                   -----------------------
following the Effective Time, Nationwide shall provide each employee or former employee of Allied or any of its Subsidiaries with (i) the same basic
                                                    -
compensation (including base salary, wages or commissions) and annual incentive opportunity, to the extent applicable, and (ii) benefits which, not individually
                                            --
but in the aggregate, are substantially comparable, in each case to the compensation and benefits that were provided to such employee or former employee by Allied or any of its Subsidiaries (including, but not limited to any Allied Benefit Plan) as of immediately prior to the Effective Time provided that the foregoing items (i) and (ii) shall not be deemed to require Nationwide to offer an employee stock ownership plan or other equity related arrangement. Nothing in this Section shall require Nationwide to continue any such employee's employment following the Effective Time, provided however that, in the event
                                         ---------------------
that any such employee is terminated involuntarily following the Effective Time and prior to the first anniversary thereof by action of Nationwide or any of its Subsidiaries, such Employee shall receive at least the same severance and termination benefits as he or she would have received under the terms of the applicable Allied Benefit Plan, as in effect immediately prior to the Effective Time. From and after the Effective Time, for purposes of determining eligibility, but not for purposes of benefit accrual under the Nationwide defined benefit plan, and for purposes of determining entitlement to vacation, severance and other benefits for employees under any compensation, severance, welfare, pension (but not for purposes of benefit accrual), benefit, savings or other plan of Nationwide or any of its Subsidiaries in which employees of Allied or any of its Subsidiaries become eligible to participate, service with Allied or any of its Subsidiaries shall be credited as if such service had been rendered to Nationwide or such Nationwide Subsidiary provided that Nationwide may, in lieu of providing retiree medical coverage under Nationwide's retiree medical plan, cause Allied to continue to offer its retiree medical plan to its current and former employees as currently in effect. For purposes of each outstanding Allied short-term, mid-term, and long-term incentive award held by any Allied employee that is based in whole or in part on the achievement of any performance or other similar criteria, such award shall be adjusted, as determined in consultation with Allied, to reflect factors that adversely impact the opportunity of such Allied employee to achieve such performance or other criteria and which shall include financial advisory, legal and other expenses incurred in connection with the Offer and the transactions contemplated by this Agreement.

                                  ARTICLE VII
                                  CONDITIONS

     Section 7.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:
     (a) the Offer shall have been successfully completed;

     (b) if required by applicable Law, this Agreement and the Merger shall have been approved and adopted by the vote of the shareholders of Allied at the Shareholders Meeting called for such purpose; and

     (c) no Order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent the consummation of the Merger or any other material transactions completed hereby, and no Proceeding brought by a Governmental Entity shall have been commenced and be pending which seeks to restrain, enjoin, prevent, or materially delay or restructure the Merger or any other material transactions contemplated hereby.

                                 ARTICLE VIII
                                  TERMINATION

     Section 8.1  Termination.  This Agreement may be terminated and the Merger
                  -----------
abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Nationwide or of Allied:

     (a) by mutual consent of Nationwide and Allied;

     (b) by Nationwide if the Board of Directors of Allied withdraws its recommendation to the Allied shareholders to approve the Merger;

     (c) by Nationwide or Allied if consummation of the Merger is barred by a permanent injunction which is final and non-appealable;

     (d) by Allied, if, prior to the purchase of Shares pursuant to the Offer, there is an Acquisition Proposal which the Board of Directors determines represents a more favorable transaction to Allied and its shareholders than the transactions contemplated by this Agreement, and if the Board of Directors, after consultation with outside counsel, shall have determined that failure to terminate the Agreement is reasonably likely to be inconsistent with the fiduciary duties of the Board of Directors under applicable Law and Allied has given Nationwide three Business Days notice of the terms of such Acquisition Proposal and has paid Nationwide the fee contemplated by Section 8.2(b);

     (e) by Allied prior to the completion of the Offer, upon a material breach of any representation or warranty of Nationwide or Nationwide's failure to comply in any material respect with any of its covenants or agreements, or if any representation or warranty of Nationwide or Sub shall be or become untrue in any material respect, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 Business Days after written notice thereof has been given to Nationwide (materiality being construed in light of the transactions contemplated by this Agreement);

     (f) by Nationwide prior to the completion of the Offer, (i) upon a material breach of any representation, or warranty of Allied or if any representation or warranty of Allied shall be or become untrue in any material respect, (ii) or Allied's failure to comply in any material respect with any of its covenants or agreements, which breach or failure to comply or untruth is not curable or, if curable, is not cured within 30 Business Days after written notice thereof has been given to Allied, (materiality being construed in light of the transactions contemplated by this Agreement); or

     (g) by Nationwide or by Allied, if Common Shares shall not have been purchased pursuant to the Offer by December 31, 1998, provided that the right to terminate this Agreement pursuant to this clause (g) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of the failure of such purchase to occur by such date.

     Section 8.2  Effect of Termination.  (a)  In the event of the termination
                  ---------------------
of this Agreement by either Nationwide or Allied, as provided above, this Agreement shall thereafter become void provided, that the obligations of the
                                       --------
parties pursuant to Section 6.5 shall survive any termination of this Agreement and, except as provided in Section 8.2(b) and Section 9.2 hereof, there shall be no Liability on the part of either party hereto against the other party hereto, or on the part of its directors, officers, employees, shareholders or agents (or those of any of the Allied Subsidiaries or Affiliates), except that any such termination shall be without prejudice to the rights of either party hereto (or any of the Allied Subsidiaries or Affiliates) arising out of the willful breach by the other party (or any of the Allied Subsidiaries or Affiliates) of any representation or warranty or any covenant or agreement contained in this Agreement.

     (b) In the event of termination of this Agreement (x) by Allied pursuant to
Section 8.1(d), (y) by Nationwide pursuant to Section 8.1(b) (other than if the recommendation is withdrawn because the conditions to the consummation of the Offer can not be fulfilled other than due to a breach by Allied) or (z) following the making of an Acquisition Proposal by a third party, by Nationwide pursuant to Section 8.1(f)(ii) or (g) or by Allied pursuant to Section 8.1(g) then Allied shall, immediately prior to any such termination (or, in the case of (z), immediately following the execution of a definitive agreement implementing any Acquisition Proposal, provided such execution occurs within one year of termination), pay a termination fee in the amount of $30 million in immediately available funds by wire transfer to a bank account designated by Nationwide. In the event of termination of this Agreement by Nationwide pursuant to Section 8.1(f)(i) as a result of a willful breach of a representation or warranty, Allied shall pay Nationwide $10,000,000 in immediately available funds by wire transfer to a bank account designated by Nationwide.

                                  ARTICLE IX
                                 MISCELLANEOUS

     Section 9.1  Survival of Representations and Warranties.  None of the
                  ------------------------------------------
representations, warranties and agreements in this Agreement shall survive the Effective Time except as otherwise provided in this Agreement and except for the agreements contained in Article II and Section 6.8, which shall survive until expressly provided therein or, if not so expressly provided, indefinitely.

     Section 9.2  Fees and Expenses.  Subject to Section 8.2(b) hereof, if the
                  -----------------
Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses, except for expenses incurred in connection with the printing, mailing and solicitation of proxies from shareholders and all filing fees and related expenses which shall be borne equally by Nationwide and Allied.

     Section 9.3  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given, upon receipt, if mailed by registered or certified mail, postage prepaid, return receipt requested, overnight delivery, confirmed facsimile transmission or hand delivery, as follows:

          (i)  If to Nationwide, to:
               Nationwide Mutual Insurance Company
               One Nationwide Plaza
               Columbus, Ohio  43215
               Attention: David A. Diamond, Vice President-Enterprise Controller Facsimile No.: (614) 249-4462

               with a copy to:

               Nationwide Mutual Insurance Company
               One Nationwide Plaza
               Columbus, Ohio  43215
               Attention:  Mark B. Koogler; Roger A. Craig
               Facsimile No.:  (614) 249-7254

          (ii) If to Allied, to:
               Allied Group, Inc.
               701 Fifth Avenue
               Des Moines, IA 50391-2000
               Attention:  Douglas L. Andersen
               Facsimile No.:  (515) 280-4399

               with a copy to:

               Debevoise & Plimpton
               875 Third Avenue
               New York, NY 10022
               Attention:  Steven Ostner
               Facsimile No.:  (212) 909-6836

or to such other address as the Person to whom notice is given may have previously furnished to the other party in writing in accordance herewith.

     Section 9.4  Amendments.  This Agreement may be amended by the parties
                  ----------
hereto at any time before or after the approval of this Agreement by the shareholders of Allied, but after such approval no amendment or modification shall be made which in any way materially adversely affects the rights of such shareholders without the further approval of such shareholders. This Agreement may not be amended, modified or supplemented except by written agreement of the parties hereto.

     Section 9.5  No Waiver.  Nothing contained in this Agreement shall cause
                  ---------
the failure of either party to insist upon strict compliance with any covenant, obligation, condition or agreement contained herein to operate as a waiver of, or estoppel with respect to, any such covenant, obligation, condition or agreement by the party entitled to the benefit thereof.

     Section 9.6  Brokers.  Allied represents and warrants that no broker,
                  -------
finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Allied, except for Allied's financial advisor, Morgan Stanley & Co. Incorporated, whose fees shall be paid by Allied. Nationwide represents and warrants that no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Nationwide, except for Nationwide's financial advisor, Credit Suisse First Boston, whose fees shall be paid by Nationwide.

     Section 9.7  Publicity.  So long as this Agreement is in effect, each of
                  ---------
the parties hereto (i) shall not, and shall cause its Affiliates not to, issue or cause the publication of any press release or other announcement to any Person with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that nothing contained herein shall (A)
                     --------  -------
limit the right of each of the parties hereto and their Affiliates to make a legally required filing or communication, provided that, to the extent possible,
                                          --------
such party shall consult with the other party before making such filing or communication, or responding to any communications initiated by any non-affiliated Person, including, but not limited to, any rating agency or Governmental Entity, (B) prohibit either party hereto (or its Affiliates) from initiating communications with, and making presentations to, any rating agency or Governmental Entity relating to the transactions contemplated hereby if such party gives prior notice thereof to the other party hereto, or (C) prohibit Nationwide or Allied or any of their respective Affiliates from communicating to any third party information in any way relating to the Merger that has been made known to the general public, other than in violation of this Agreement, prior to the time of such communication, (ii) shall cooperate fully with the other party hereto with respect to issuing or publishing any press release, or other announcement or other written communication to any non-affiliated Person and preparing written and oral communications to the employees and agents of each party hereto with the purpose of effectuating the Merger in the best interests of the respective shareholders of Nationwide and Allied and (iii) shall promptly notify the other party of any announcements which are made to affiliated Persons and any communications received from and responses provided to non-affiliated Persons, in either case, with respect to this Agreement or the transactions contemplated hereby.

     Section 9.8  Headings.  The headings contained in this Agreement are for
                  --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 9.9  Nonassignability.  This Agreement shall not be assigned by
                  ----------------
either party hereto by operation of Law or otherwise without the prior written consent of the other party hereto.

     Section 9.10  Beneficiaries.  This Agreement shall be binding upon and
                   -------------
inure solely to the benefit of the parties hereto and their permitted assigns, and nothing in this Agreement, expressed or implied, is intended to confer upon any other Person (including, but not limited to, any policyholder or employee of Allied, Nationwide or their Subsidiaries) any rights or remedies of any nature under or by reason of this Agreement, except as expressly provided in Sections
6.8 hereof.

     Section 9.11  Duplicates; Counterparts.  This Agreement shall be executed
                   ------------------------
in duplicate and may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument.

     Section 9.12  Governing Law; Jurisdiction.  This Agreement shall be
                   ---------------------------
governed by and construed and enforced in accordance with the laws of the State of Ohio (except to the extent that the Iowa Insurance Law and the Iowa Corporation Law shall be held to govern the terms of the Merger) without regard to its conflict of laws rules.

     Section 9.13  Entire Agreement.  This Agreement and the Confidentiality
                   ----------------
Agreement constitute the entire agreement between the parties hereto and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof and thereof.

     Section 9.14  Severability.  If any provisions hereof shall be held invalid
                   ------------
or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof; provided,
                                                                 --------
however, that the parties shall use reasonable efforts, including, but not
-------
limited to, the amendment of this Agreement, to ensure that this Agreement shall reflect as closely as practicable the intent of the parties hereto.

     Section 9.15  Specific Performance.  Each of the parties hereto
                   --------------------
acknowledges and agrees that the other party hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties hereto agrees that they each shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions thereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which Nationwide or Allied may be entitled, at law or in equity.

     Section 9.16  Survival of Certain Covenants.  The provisions of Section 6.8
                   -----------------------------
and 6.11 hereof shall survive the Effective Time.

     Section 9.17  Counting.  If the date for any action to be taken under this
                   --------
Agreement (including, but not limited to, the delivery of notices) is not a Business Day, then such action shall be considered timely taken if performed on or prior to the next Business Day following such due date

                                   ARTICLE X
                                  DEFINITIONS

     Section 10.1  Definitions.  When used in this Agreement, the following
                   -----------
words or phrases have the following meanings:

     "Acquisition Proposal" shall have the meaning set forth in Section 6.10
      --------------------
hereof.

     "Affiliate" shall mean a Person that directly, or indirectly through one or
      ---------
more intermediaries, controls, is controlled by or is under common control with another Person or beneficially owns or has the power to vote or direct the vote of ten percent (10%) or more of the voting stock (or of any other form of general partnership, limited partnership or voting equity interest in the case of a Person that is not a corporation) of such other Person. For purposes of this definition, "control", including the terms "controlling" and "controlled", means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or credit arrangement, as trustee, partner or executor or otherwise.

     "Agreement" shall mean this Agreement and Plan of Merger, including all
      ---------
Exhibits.

     "Allied" shall have the meaning set forth in the preamble to this
      ------
     Agreement.

     "Allied Contracts" shall have the meaning set forth in Section 4.16(a).
      ----------------

     "Allied Disclosure Letter" shall mean the disclosure letter delivered by
      ------------------------
Allied to Nationwide, dated the date hereof.

     "Allied Group" shall mean Allied and the Allied Subsidiaries.
      ------------

     "Allied Insurer" shall mean Allied and each Allied Subsidiary that
      --------------
transacts or is authorized to transact an insurance or reinsurance business.

     "Allied Life" shall mean Allied Life Financial Corporation.
      -----------

     "Allied Mutual" shall have the meaning set forth in the preamble to this
      -------------
Agreement.

     "Allied Real Property" shall have the meaning set forth in Section 4.14(b)
      --------------------

     "Allied SAP Statements" shall have the meaning set forth in Section 4.6(iv)
      ---------------------
hereof.

     "Allied Subsidiary" or "Allied Subsidiaries" shall mean the Subsidiaries of
      ------------------------------------------
Allied that are "significant subsidiaries" within the meaning of Rule 1-02d of Regulation S-X promulgated by the SEC. References in this Agreement to Subsidiaries of Allied shall include all of the Allied Subsidiaries.

     "Annual Statements" shall mean, with respect to any Person, the annual
      -----------------
statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

     "Arizona Insurance Law" shall mean Title 20 of the Arizona Revised
      ---------------------
Statutes, as amended, and the rules and regulations promulgated thereunder.

     "Articles of Merger" shall mean the articles of merger in such form as
      ------------------
required by, and executed and acknowledged in accordance, with the IBCA.

     "Benefit Plans" shall have the meaning set forth in Section 4.21 hereof.
      -------------

     "Business Day" shall means any day other than Saturday, Sunday or any other
      ------------
day in which commercial banks in Columbus, Ohio are required to or permitted to be closed.

     "CERCLIS" shall mean the Comprehensive Environmental Response,
      -------
Compensation, and Liability Information System.

     "Certificate of Merger" shall mean a certificate of merger in such form as
      ---------------------
required by, and executed and acknowledged in accordance with, Section 1701.81 of the Ohio General Corporation Law.

     "Closing" shall have the meaning set forth in Section 2.2 hereof.
      -------

     "Closing Date" shall have the meaning set forth in Section 2.2 hereof.
      ------------

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Commonly Controlled Entity" shall have the meaning set forth in Section
      --------------------------
4.21(b) hereof.

     "Common Shares" shall have the meaning set forth in the preamble to this
      -------------
Agreement.

     "Computer Software" shall mean any and all computer software consisting of
      -----------------
sets of statements or instructions to be used, directly or indirectly, in a computer, including, but not limited to, the following: (i) all source code, object code and natural language code therefor and all component modules thereof, (ii) all versions thereof, (iii) all screen displays and designs thereof and (iv) all user, technical, training and other documentation relating to any of the foregoing.

     "Consent or Filing" shall have the meaning set forth in Section 4.5(b)
      -----------------
hereof.

     "Contract" or "Contracts" shall mean a contract, agreement, commitment,
      --------      ---------
indenture, note, bond, mortgage, license, lease, assignment, arrangement or understanding, whether written or oral.

     "Dissenting Shares" shall have the meaning set forth in Section 2.9 hereof.
      -----------------

     "Effective Time" shall have the meaning set forth in Section 2.3 hereof.
      --------------

     "Environmental Claim" shall mean any investigation, notice of violation,
      -------------------
demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising: (A) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law; (B) in connection with any Hazardous Substances or actual or alleged activity associated with any Hazardous Substances; (C) from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Substances, Environmental Law or other order or directive of any federal, state or local governmental authority; or (D) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment. Environmental Claim shall not include claims for coverage by an insured.

     "Environmental Law" shall mean any local, state or federal statute, rule,
      -----------------
regulation, order, code, directive or ordinance and any binding judicial or administrative interpretation thereof or requirements thereunder pertaining to:
(A) the regulation and protection of health, safety and the indoor or outdoor environment; (B) the conservation, management, development, control and/or use of land (including zoning laws and ordinances), natural resources and wildlife;
(C) the protection or use of surface water and ground water; (D) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substances; or (E) pollution (including any release into air, land, surface water and ground water); and includes without limitation the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977.

     "Environmental Permit" shall mean any permit, license, variance,
      --------------------
certificate, consent, letter, clearance, closure, exemption, authorization, decision or action or approval required to be obtained from any federal, state or local governmental authority with jurisdiction over and pursuant to any Environmental Law.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended,
      ------------
and the rules and regulations of the SEC promulgated thereunder.

     "Existing Offer" shall have the meaning set forth in the preamble to this
      --------------
Agreement.

     "GAAP" shall mean generally accepted accounting principles applied on a
      ----
consistent basis.

     "Governmental Approvals" shall mean the Consents or Filings identified or
      ----------------------
described in the Allied Disclosure Letter or the Nationwide Disclosure Schedule.

     "Governmental Entity" or "Governmental Entities" shall mean a court,
      -------------------      ---------------------
executive office, legislature, governmental agency, commission or administrative, regulatory or self-regulatory authority or instrumentality, domestic or foreign.

     "Hazardous Substances" shall mean chemicals, products, compounds, by-
      --------------------
products, pollutants, contaminants, hazardous wastes or toxic or hazardous substances regulated under any Environmental Law, including, but not limited to, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, petroleum and petroleum products.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended, and the rules and regulations promulgated thereunder.

     "IBCA" shall mean the Iowa Business Corporation Act.
      ----

     "Indemnified Parties" shall have the meaning set forth in Section 6.8
      -------------------
hereof.

     "Insurance License" shall mean a License granted by a Governmental Entity
      -----------------
to transact an insurance or reinsurance business, issue fixed or variable annuity contracts or products, or issue life insurance contracts.

     "Intellectual Property" shall mean: trademarks, service marks, brand names,
      ---------------------
certification marks, trade dress, assumed names, trade names and other indications of origin, good will associated with the foregoing and registrations in any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights; provided, that Intellectual Property shall include Computer Software.

     "Investment Advisers Act" shall mean the Investment Advisers Act of 1940,
      -----------------------
as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Investment Assets" shall mean bonds, notes, debentures, mortgage loans,
      -----------------
collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests (including, but not limited to, equity interests in Subsidiaries or other Affiliates), real estate and leasehold and other interests therein, certificates issued by or interests in trusts, cash on hand and on deposit, personal property and interests therein and all other assets acquired for investment purposes.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as
      ----------------------
amended, and the rules and regulations of the SEC promulgated thereunder.

     "Iowa Attorney General" shall mean the Attorney General of the State of
      ---------------------
Iowa.

     "Iowa Commissioner" shall mean the Commissioner of Insurance of the State
      -----------------
of Iowa.

     "Iowa Corporation Law" shall mean Chapters 490 and 491 of the Iowa Code, as
      --------------------
amended, and the rules and regulations promulgated thereunder.

     "Iowa Insurance Law" shall mean Chapters 505 through 523I of the Iowa Code,
      ------------------
as amended, and the rules and regulations promulgated thereunder.

     "IRS" shall mean the Internal Revenue Service or any successor agency.
      ---

     "Knowledge of Allied" shall mean the actual knowledge of the officers of
      -------------------
Allied set forth in Section 10.1 of the Allied Disclosure Letter.

     "Law" shall mean a law, statute, ordinance, rule or regulation enacted or
      ---
promulgated, or Order issued or rendered, by any Governmental Entity.

     "Liability" shall mean a liability, obligation, claim or cause of action
      ---------
(of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown), including, but not limited to, any liability, obligation, claim or cause of action arising pursuant to or as a result of an Insurance Contract or pursuant to any Environmental Claim.

     "License" shall mean a license, certificate of authority, permit or other
      -------
authorization to transact an activity or business, whether granted by a Governmental Entity or by any other Person.

     "Lien" shall mean a lien, mortgage, deed of trust, deed to secure debt,
      ----
pledge, assessment, security interest, lease, sublease, charge, claim, levy or other encumbrance of any kind.

     "Losses" shall mean all losses, claims, damages, costs, expenses,
      ------
liabilities and judgments, including, but not limited to, court costs and attorneys' fees.

     "Material Adverse Effect" shall mean any change in or effect on the
      -----------------------
business, operations, or financial condition of Allied or any of its Subsidiaries that is materially adverse to Allied and its Subsidiaries taken as a whole except for (i) any change or effect resulting from general economic, financial or market conditions, (ii) any change or effect resulting from conditions or circumstances generally affecting the property and casualty insurance industry, (iii) any change or effect resulting from the actions of Allied Mutual or of Allied Life Financial Corporation ("Allied Life"), including but not limited to the termination of any agreements between or among, Allied, Allied Mutual and/or Allied Life and (iv) any change or effect resulting from the announcement of the Offer or of this Agreement, including but not limited to the termination by any agents of their affiliation with Allied.

     "Merger" shall have the meaning set forth in the preamble to this
      ------
Agreement.

     "Merger Consideration" shall mean the amount of cash which holders of
      --------------------
Common Shares shall have the right to receive in exchange for their Common Shares as set forth in Section 2.7 hereof.

     "Mutual Merger" shall have the meaning set forth in the preamble to this
      -------------
Agreement.

     "NAIC" shall mean the National Association of Insurance Commissioners.
      ----

     "Nationwide" shall have the meaning set forth in the preamble to this
      ----------
Agreement.

     "Nationwide Subsidiaries" shall mean the Subsidiaries of Nationwide.
      -----------------------

     "NPL" shall mean the National Priority List.
      ---

     "Offer" shall have the meaning set forth in the preamble to this Agreement.
      -----

     "Offer Conditions" shall have the meaning set forth in Section 1.1(a).
      ----------------

     "Offer Documents" shall have the meaning set forth in Section 1.1 (b)
      ---------------
thereof.

     "Offer Price" shall have the meaning set forth in the preamble to this
      -----------
Agreement.

     "Ohio Insurance Law" shall mean Title 39 of the Ohio Revised Code, as
      ------------------
amended, and the rules and regulations promulgated thereunder.

     "Ohio Superintendent" shall mean the Superintendent of Insurance of the
      -------------------
State of Ohio.

     "Order" shall mean an order, writ, ruling, judgment, directive, injunction
      -----
or decree of any arbitrator or Governmental Entity.

     "Pension Plan" shall have the meaning set forth in Section 4.21(a) hereof.
      ------------

     "Permitted Liens" shall mean, as to a party hereto, (a) those Liens set
      ---------------
forth in the Allied Disclosure Letter, or otherwise approved in writing by the other party, (b) any Lien that is set forth in the public records or in title reports or title insurance binders that have been made available to the other party relating to any interest in the real property set forth in the Allied Disclosure Letter, (c) Liens for water and sewer charges and current Taxes not yet due and payable or being contested in good faith, (d) Liens arising from securities lending activities undertaken in the ordinary course of business of a Person, (e) other Liens (including, but not limited to, mechanic's, courier's, worker's, repairer's, materialman's, warehouseman's and other similar Liens) arising or incurred in the ordinary course of business as would not, individually or in the aggregate, materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto or otherwise reasonably be expected to have a Material Adverse Effect, and (f) Liens arising or resulting from any action taken by the other party hereto or any of its respective Subsidiaries (but not including the execution, delivery or performance of this Agreement or the Merger).

     "Person" shall mean an individual, corporation, partnership, association,
      ------
joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization or other legal entity.

     "Preferred Share" shall have the meaning set forth in the preamble to this
      ---------------
Agreement.

     "Proceedings" shall mean civil, criminal or administrative actions, suits,
      -----------
hearings, claims, investigations and other similar proceedings.

     "Proxy Statement" shall have the meaning set forth in Section 4.5(b)
      ---------------
hereof.

     "Quarterly Statements" shall mean, with respect to any Person, the
      --------------------
quarterly statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

     "SAP" shall mean statutory accounting practices prescribed by the NAIC and
      ---
prescribed or permitted by the applicable insurance regulatory body applied on a consistent basis.

     "Schedule 14D-1" shall have the meaning set forth in Section 1.1(b) hereof.
      --------------

     "Schedule 14D-9" shall have the meaning set forth in Section 1.2(b) hereof.
      --------------

     "SEC" shall have the meaning set forth in Section 1.1(a) hereof.
      ---

     "SEC Documents" shall have the meaning set forth in Section 4.9 hereof.
      -------------

     "Shareholder Agreement" shall have the meaning set forth in the preamble of
      ---------------------
this Agreement.

     "Shareholders Meeting" shall mean a meeting set forth in Section 3.2
      --------------------
hereof.

     "Special Committee" shall have the meaning set forth in Section 4.4(c)
      -----------------
hereof.

     "Sub" shall have the meaning set forth in the preamble to this Agreement.
      ---

     "Subsidiary" of a Person shall mean an Affiliate of such Person more than
      ----------
fifty percent of any class of voting stock (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by the Person directly or indirectly through one or more other Persons.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1
      ---------------------
hereof.

     "Tax or Taxes" shall mean all federal, state, local and foreign taxes, and
      ------------
other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

     "Tax Return" shall mean all federal, state, local and foreign tax returns,
      ----------
declarations, statements, reports, schedules, forms and information returns and any amendments to any of the foregoing relating to Taxes.

     "Title IV Plan" shall have the meaning set forth in Section 4.21(b) hereof.
      -------------

     "Treasury Regulation" shall mean the regulations promulgated by the U.S.
      -------------------
Department of the Treasury pursuant to the Code.

     "Welfare Plan" shall have the meaning set forth in Section 4.19(a) hereof.
      ------------

                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Nationwide, of Sub and of Allied as of the date first above written.


                                    NATIONWIDE MUTUAL INSURANCE COMPANY


                                    By /s/ David A. Diamond
                                       -----------------------------------
                                    Name:  David A. Diamond
                                    Title:  Vice President-Enterprise Controller


                                    NATIONWIDE GROUP ACQUISITION
                                    CORPORATION


                                    By /s/ David A. Diamond
                                       -----------------------------------
                                    Name:  David A. Diamond
                                    Title:  Vice President-Enterprise Controller


                                    ALLIED GROUP, INC.


                                    By /s/ Douglas L. Andersen
                                       -----------------------------------
                                    Name:  Douglas L. Andersen
                                    Title: President and Chief
                                           Executive Officer

                                   Exhibit A

       Conditions to the Offer.  Notwithstanding any other provision of the
       -----------------------
Offer, Sub shall not be required to accept for payment, or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Common Shares after the termination or withdrawal of the Offer), to pay for any Common Shares not theretofore accepted for payment or paid for (i) unless (A) there are
                                                         -          -
validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Common Shares which represent a majority of the Common Shares on a fully-diluted basis (the "Minimum Condition"), and (B) all insurance
                                                      -
regulatory approvals necessary for Nationwide and Sub's acquisition of control of Allied and its Subsidiaries are obtained on terms and conditions reasonably satisfactory to Nationwide and such regulatory approval shall have become final and non-appealable (the "Insurance Regulatory Condition") and any waiting period applicable to the consummation of the Offer and the Merger under the HSR Act shall have expired or been terminated, or (ii) if at any time on or after the
                                           --
date of the Merger Agreement and at or before the time that the particular Common Shares are accepted for payment (whether or not any other Common Shares shall theretofore have been accepted for payment or paid for pursuant to the Offer) any of the following conditions exists:

               (a) there shall have occurred and be continuing (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, or (iii) a commencement of a war, armed hostilities or other international or national calamity directly involving the United States which has a material adverse effect on the general economic conditions in the United States;

       (b) any statute, rule, regulation, a temporary, preliminary or permanent order or injunction shall be promulgated, enacted, entered, enforced or deemed applicable to the Offer, the Merger or performance under this Agreement, by any state, federal or foreign government or governmental authority or court or governmental agency of competent jurisdiction that
     (i) prohibits the consummation of the Offer or the Merger or (ii) imposes material limitations on the ability of Sub effectively to exercise full rights of ownership with respect to the Common Shares, including, without limitation, the right to vote any Common Shares purchased by it on all matters properly presented to the stockholders of Allied or to operate a material portion of the business of Allied and its subsidiaries; provided that the Nationwide and Sub shall have used their reasonable best efforts to have any such decree, order or injunction vacated or reversed;

       (c) Allied shall have entered into an agreement obligating Allied to enter into an Acquisition Transaction with a person other than Nationwide, Sub or an affiliate of either;

       (d) (i) Allied shall have breached or failed to perform in any material respect any of its material obligations, covenants or agreements under the Agreement (materially being construed in light of the transactions contemplated by the Merger Agreement), (ii) the representations and warranties of Allied contained in the Agreement shall not be true and correct as of the date of the Agreement or as of the scheduled or extended expiration of the Offer, as if made as of such dates (provided that representations and warranties made as of a specified date prior to the date of the Agreement, need only be true as of such date), unless the failure to be so true and correct (without regard to any materiality qualifiers) would not, in the aggregate, be reasonably likely to have a Material Adverse

     Effect or (iii) the representations and warranties of Allied contained in Sections 4.2 or 4.4 shall not be true and correct in all material respects;

       (e) the Allied Board shall have withdrawn its recommendation or modified its recommendation in a manner adverse to Nationwide or Sub; or
       (f) the failure to obtain any Governmental Approvals, which failure, in the aggregate, would reasonably be expected to have a Material Adverse Effect.

       The foregoing conditions are for the sole benefit of Sub and may be asserted by Sub regardless of the circumstances giving rise to any such condition or may be waived by Sub in whole or in part at any time and from time to time in its sole discretion (subject to the terms of the Merger Agreement). The failure by Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

The capitalized terms used in this Exhibit A shall have the meanings set forth in the Merger Agreement.

                                                                       EXHIBIT B
                             SHAREHOLDER AGREEMENT

          SHAREHOLDER AGREEMENT, dated as of June 3, 1998, between Nationwide Mutual Insurance Company, an Ohio mutual insurance company ("Nationwide"), and Allied Mutual Insurance Company, an Iowa mutual insurance company (the "Securityholder").

          WHEREAS, Nationwide, Nationwide Group Acquisition Corporation, an Ohio corporation and wholly-owned subsidiary of Nationwide ("Sub"), and Allied Group, Inc., an Iowa corporation (the "Company"), propose to enter into an Agree ment and Plan of Merger, dated the date hereof (as the same may be amended or supplemented, the "Merger Agreement"), which provides for a cash tender offer by Sub (as such tender offer may hereafter be amended from time to time, the "Offer") to purchase all shares of common stock, no par value, of the Company (the "Com mon Shares") and, following the consummation of the Offer, the merger of Sub with the Company (the "Merger");

          WHEREAS, the Securityholder is the record and beneficial owner of the number of (i) Common Shares, and (ii) shares of 6 3/4% Series Preferred Stock, no par value, of the Company and (collectively, the "Preferred Shares") set forth on Schedule A hereto; such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with securities that may be acquired after the date hereof by the Securityholder, including Common Shares issuable upon the exercise of options to purchase Common Shares (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Securities"; and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Nationwide has requested that the Securityholder enter into this Agreement (capitalized terms not otherwise defined herein shall have the meanings set forth in the Merger Agreement);

          NOW, THEREFORE, to induce Nationwide to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

          1.   Tender of Common Shares.  The Securityholder agrees to tender (or
               -----------------------
cause the record owner thereof to tender), pursuant to and in accordance with the terms of the Offer, and not to withdraw, all Securities which are Common Shares. Stockholder hereby acknowledges and agrees that Nationwide's and Sub's obligation to accept for payment and pay for Common Shares in the Offer, including any Securities tendered by Securityholder, is subject to the terms and conditions of the Offer. The parties agree that the Securityholder will, for all Common Shares tendered by Securityholder in the Offer and accepted for payment and paid for by Sub, receive the same per share consideration paid to other shareholders who have tendered into the Offer.

          2.   Covenants of the Securityholder.  The Securityholder agrees as
               -------------------------------
follows:

          (a) The Securityholder shall not, except as contemplated by the terms of this Agreement, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract (as defined below), option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Securities to any person other than Nationwide or Nationwide's designee, or (ii enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Securities.

          (b) The Securityholder shall not, nor shall the Securityholder permit any investment banker, financial adviser, attorney, accountant or other representative or agent of the Securityholder to, directly or indirectly (i) solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Acquisition Proposal or (ii participate in any discussions or negotiations regarding any Acquisition Proposal.

          (c) At any meeting of shareholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Securityholder shall, including by initiating a written consent solicitation if requested by Nationwide, vote (or cause to be voted) such Securityholder's Securities in favor of the Merger, the adoption of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement. At any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Securityholder's vote, consent or other approval is sought, the Securityholder shall vote (or cause to be voted) the Securityholder's Securities against (i) any merger (other than the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal (collectively, "Alterna tive Transactions") or (ii any amendment of the Company's Certificate of Incorpora tion or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement including any consent to the treatment of any Securities in or in connection with such transaction (collectively, "Frustrating Transactions").

          3.   Grant of Irrevocable Proxy Coupled with an Interest; Appoint ment
               -----------------------------------------------------------------
of Proxy.
--------

          (a) Subject to governmental approvals, the Securityholder hereby irrevocably grants to, and appoints, any individual who shall be designated by Nationwide as the Securityholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Securityholder, to vote the Securityholder's Securities, or grant a consent or approval in respect of such Securi ties, at any meeting of shareholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement, and (ii against any Alternative Transaction or Frustrating Transaction.

          (b) The Securityholder represents that any proxies heretofore given in respect of the Securityholder's Securities are not irrevocable, and that any such proxies are hereby revoked.

          (c) THE SECURITYHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS
SECTION 3 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Securityholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Securityholder under this Agreement.

The Securityholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof.

          4.   Acquisition Proposals.
               ---------------------

          (a) Notwithstanding anything to the contrary contained in this Agreement, during any period of time that the Company is not prohibited by the Merger Agreement from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending an Acquisi tion Proposal to the shareholders of the Company, the Securityholder's obligations under Sections 1, 2 and 3 of this Agreement shall be deemed inoperative.

          (b) Notwithstanding anything to the contrary contained in this Agreement, during any period of time that the Securityholder is not prohibited by the Agreement and Plan of Merger, dated as of the date hereof, by and between Securityholder and Nationwide (the "Allied Mutual Merger Agreement") from (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending an Acquisition Proposal to the policy holders of the Securityholder, the Securityholder's obligations under Sections 1, 2 and 3 of this Agreement shall be deemed inoperative. For purposes of this Section 4(b), "Acquisition Proposal" shall have the meaning ascribed thereto in the Allied Mutual Merger Agreement.

          5.   Representations and Warranties of the Securityholder.  The
               ----------------------------------------------------
Securityholder hereby represents and warrants to Nationwide as follows:

          (a) Authority.  The Securityholder has all requisite corporate power
              ---------
and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Securityholder. This Agreement has been duly executed and delivered by the Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Nationwide, constitutes a valid and binding obligation of the Securityholder enforceable against the Securityholder in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganzation, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Except for the informational filings with the Securities and Exchange Commission and except for any state insurance department approvals or filings, neither the execution, delivery or performance of this Agreement by the Securityholder nor the consummation by the Securityholder of the transactions contemplated hereby will
(i) require any filing with, or permit, authorization, consent or approval (collectively, "Governmental Approvals") of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a "Governmental Entity"), except where the failure to obtain any such Governmental Approvals would not be reasonably likely to adversely affect the transactions contemplated hereby, (ii result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any lien upon any of the properties or assets of the Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Securityholder is a party or by which the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities, may be bound, except for such violations, breaches, defaults, rights of termination, amendment, cancellation and acceleration and liens which would not be reasonably likely to adversely affect the transactions contemplated hereby or (ii violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Securityholder or any of the Securityholder's properties or assets, including the Securityholder's Securities, except for such violations which would not be reasonably likely to adversely affect the transactions contemplated hereby

          (b) The Securities.  The Securityholder's Securities and the
              --------------
certificates representing such Securities are now, and at all times during the term hereof will be, held by such Securityholder, or by a nominee or custodian for the benefit of such Securityholder, and the Securityholder has good and marketable title to such Securities, free and-clear of any liens, proxies, voting trusts or agreements, understandings or arrangements, except for any such liens or proxies arising hereun der and the agreements made hereby. The Securityholder owns of record or beneficially no securities of the Company, or any options, warrants or rights exercisable for securities of the Company, other than such Securityholder's Securities, as set forth on Schedule A hereto.

          (c) Brokers.  Except as provided in the Allied Mutual Merger
              -------
Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commis sion in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Securityholder.

          (d) Merger Agreement.  The Securityholder understands and acknowledges
              ----------------
that Nationwide is entering into the Merger Agreement in reliance upon the Securityholder's execution and delivery of this Agreement.

          6.   Representations and Warranties of Nationwide.  Nationwide hereby
               --------------------------------------------
represents and warrants to the Securityholder as follows:

          (a) Authority.  Nationwide has the requisite corporate power and
              ---------
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Nationwide and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Nationwide. This Agreement has been duly executed and delivered by Nationwide and, assuming this Agreement constitutes a valid and binding obligation of the Securityholder, constitutes a valid and binding obligation of Nationwide enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific perfor mance and injunctive relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Securities Act.  The Securities will be acquired in compliance
              --------------
with, and Nationwide will not offer to sell or otherwise dispose of any Securities so acquired by it in violation of any of, the Securities Exchange Act of 1934, as amended, or the registration requirements of the Securities Act of 1933, as amended.

          7.   Further Assurances.  Except as otherwise provided in Sections
               ------------------
4(a) and 4(b), the Securityholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Nationwide may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote the Securityholder's Securities as contem plated by Section 3. Nationwide agrees to use its best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

          8.   Termination.  This Agreement, and all rights and obligations of
               -----------
the parties hereunder, shall terminate on the earlier of the termination of the Merger Agreement in accordance with its terms and the termination of the Allied Mutual Merger Agreement. Nothing in this Section 8 shall relieve any party from liability for willful breach of this Agreement.

          9.   General Provisions.
               ------------------

          (a) Assignment; Binding Effect.  Neither this Agreement nor any of the
              --------------------------
rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

          (b) Amendments.  This Agreement may not be amended except by an
              ----------
instrument in writing signed by each of the parties hereto.

          (c) Notice.  All notices, consents, requests, approvals, authoriza
              ------
tions and other communications (collectively, "Notices") required or permitted to be given hereunder by one party to another shall only be effective if in writing. All Notices shall be sent (i) by registered or certified mail (with return receipt requested), postage prepaid, or (ii) by Federal Express, U.S. Post Office Express Mail, Airborne or similar overnight courier which delivers, if requested, only upon signed receipt of the addressee (with such signed receipt being requested), or (iii) by facsimile transmission, and addressed or transmitted as follows or at such other address or facsimile number, and to the attention of such other person, as the parties shall give notice as herein provided:

               If to Nationwide, to:

               Nationwide Mutual Insurance Company
               One Nationwide Plaza

               Columbus, Ohio 43215
               Attention: David A. Diamond, Vice President -- Enterprise Controller
               Facsimile:  (614) 249-4462

               with a copy to:

               Nationwide Mutual Insurance Company
               One Nationwide Plaza
               Columbus, Ohio 43215
               Attention:  Mark B. Koogler, Vice President and Associate
                           General Counsel
                           Roger A. Craig, Counsel
               Facsimile:  (614) 249-7254

               and

               if to the Securityholder, to:

               Allied Mutual Insurance Company
               701 Fifth Avenue
               Des Moines, Iowa  50391-2000
               Attention:  John E. Evans, Chairman of the Board
                           Douglas L. Andersen, President and Chief Executive Officer
               Facsimile No.: 515-280-4399

               with copies to:

               Nyemaster, Goode, Voigts, West, Hansell & O'Brien
               A Professional Corporation
               700 Walnut Street, Suite 1600
               Des Moines, Iowa  50309-3899
               Attention: Mark C. Dickinson, Esq.

               Facsimile No.: 515-283-3108

               and

               Skadden, Arps, Slate, Meagher & Flom LLP
               919 Third Avenue
               New York, New York  10022-3897
               Attention: Jeffrey W. Tindell, Esq.
               Facsimile No.: 212-451-7321

A Notice shall be effective upon receipt and shall be deemed to be received, if sent by registered or certified mail, U.S. Post Office Express Mail, Federal Express, Airborne or similar overnight courier, on the date of receipt by the recipient as shown on the return receipt card, or if sent by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipi ent's facsimile number; provided that if a Notice is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the ad dressee's location, such Notice shall be deemed to be received by the recipient at 9:00 a.m. on the first Business Day thereafter. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice as of the date of such rejection, refusal or inability to deliver.

          (d) Interpretation.  When a reference is made in this Agreement to a
              --------------
Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The plural of any defined term shall have a meaning correlative to such defined term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. A reference to any party to this Agreement or any other agreement or document shall include such party's successors and permitted assigns. A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto. For purposes of this Agreement, "Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust, joint venture, labor union, estate, unincorporated organization or other entity.

          (e) Counterparts.  This Agreement shall be executed in duplicate and
              ------------
may be executed in counterparts each of which shall be deemed to constitute an original and constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

          (f) Entire Agreement.  This Agreement (including the documents and
              ----------------
instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (g)  No Third-Party Beneficiaries. Notwithstanding anything contained
              ------------------------------
in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (h) Governing Law.  This Agreement shall be governed and construed in
              -------------
accordance with the laws of the State of Iowa without regard to any conflicts or choice of law provisions thereof or of any other jurisdiction.

          (i) Enforcement.  The parties agree that irreparable damage would
              -----------
occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.
It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States.
This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          IN WITNESS WHEREOF, each of Nationwide and Securityholder has caused this Agreement to be signed by its officer thereunto duly authorized, as of the date first written above.


                         NATIONWIDE MUTUAL INSURANCE COMPANY


                         By:
                            ------------------------------------------
                         Name: Mark B. Koogler
                         Title:  Vice President and Associate General Counsel


                         ALLIED MUTUAL INSURANCE
                         COMPANY


                         By:
                             ------------------------------------------
                         Name:     George T. Oleson
                         Title:   Vice President and Corporate Counsel

                                   SCHEDULE A


                                   Common   Preferred
        Name and Address           Shares    Shares    Warrants  Options
---------------------------------  -------  ---------  --------  -------

Allied Mutual Insurance Company    498,236  1,827,222         -        -